ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, dated as of November 2, 1998, by and among ZEKE'S GRILL, INC., a Texas corporation doing business as "Doolittle's" ("Seller") and RESTAURANT TEAMS INTERNATIONAL, INC., a Texas corporation ("Purchaser").

                                   WITNESSETH:

     WHEREAS, Seller owned and operated a restaurant under the name Doolittle's at 5290 Belt Line Road, Addison, Texas (the "Restaurant"), which Restaurant is now closed; and

     WHEREAS, Seller desires to sell to Purchaser the assets employed by the Restaurant, and Purchaser desires to purchase such assets, all on the terms and subject to the conditions set forth herein;

     NOW,  THEREFORE,  in  consideration  of the  premises  and  other  good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                             ARTICLE I - DEFINITIONS

     1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

     "Assets" shall mean the assets and properties listed as Exhibit A and shall not include any asset not identified on Exhibit A.

     "Bill of Sale and Assignment Agreement" shall mean an instrument in substantially the form of Exhibit B hereto pursuant to which the Assets will be transferred and assigned to Purchaser at the Closing.

 "Closing" shall have the meaning set forth in Section 2.6 hereof.

 "Closing Date" shall mean the time and date that the Closing occurs.

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     "Consents"  shall mean all  consents,  approvals,  and  estoppels of others which are required to be obtained in order to effect the valid assignment, transfer, and conveyance to Purchaser of the Material Contracts without resulting in any default thereunder.

     "Contracts" shall mean all contracts, agreements, and leases of equipment or other personal property that relate exclusively to the Restaurant.

     "Default" shall mean an event of default as defined in any contract or other agreement or instrument, or any event which, with the passage of time or giving of notice or both, would constitute an event of default or other breach under such document or instrument.

     "Effective Time" shall have the meaning set forth in Section 2.5 hereof.

     "Environmental Laws" shall mean all federal, state, municipal, and local laws, statutes, ordinances, rules, regulations, conventions, and decrees relating to the environment, including without limitation, those relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil, and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes, and any and all laws, rules, regulations, codes, directives, orders, decrees, judgments, injunctions, consent agreements, stipulations, provisions, and conditions of Environmental Permits, licenses, injunctions, consent agreements, stipulations, certificates of authorization, and other operating authorizations, entered, promulgated, or approved thereunder.

     "Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect the environment, including without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

     "Forum" shall mean any federal,  state, local, municipal, or foreign court,
governmental   agency,   administrative  body  or  agency,   tribunal,   private
alternative dispute resolution system, or arbitration panel.

     "Government" shall mean any federal,  state, local,  municipal,  or foreign
government   or   any   department,    commission,    board,   bureau,   agency,
instrumentality, unit, or taxing authority thereof.

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     "Hazardous  Material" shall mean all substances and materials designated as
hazardous  or  toxic  as  of  the  date  hereof   pursuant  to  any   applicable
Environmental Law.

     "Knowledge of Seller" (or words of like effect) when used to qualify a representation, warranty, or other statement shall mean the actual knowledge of Seller's executive officers.

     "Orders" shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

     "Person" shall include an individual,  a  partnership,  a joint venture,  a
corporation,   a  limited   liability   company,   a  trust,  an  unincorporated
organization, a government, and any other legal entity.

     "Real Property" shall mean the land and improvements leased by Seller (all of which tracts and parcels are described in that certain Assignment, Assumption and Amendment Agreement with The Mutual Life Insurance Company of New York (the "Lease Assignment"), and all buildings, fixtures, signs, parking facilities, and other improvements located thereon and appurtenances thereto.

     "Releases" shall mean the following third-party releases from any liens or claims against the Assets: (i) UCC-3 from The Auction Group; (ii) UCC-3 from Texas United Equipment; (iii) State Tax Lien Release from Texas Workforce Commission; (iv) Texas Sales Tax Lien Release and Mixed Beverage Gross Receipts Tax Release from Texas Comptroller; and (v) release from Don Cass.

     "Schedules" shall mean the numbered sections of the Disclosure Memorandum.

     "Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility, and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining, and agricultural operations, and from community activities.

                         ARTICLE 11 - PURCHASE AND SALE

     2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Seller shall sell, transfer, and assign to Purchaser all of Seller's right, title, and interest in and to the Assets free and clear of any mortgage, security interest, lien, charge, claim, or other encumbrance of any nature, and Purchaser shall purchase the Assets from Seller for the Purchase Price set forth in Section 2.3.

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     2.2 Liabilities. Purchaser does not hereby assume or agree to assume or pay
any  obligations,   liabilities,   indebtedness,  duties,  responsibilities,  or
commitments of Seller or any other Person, of any nature whatsoever, whether known or unknown, absolute or contingent, due or to become due.

     2.3 Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be (i) cash in the amount of $50,000, which shall be paid in the form of a check in the amount of $18,808.56 to The Auction Group, Inc. pursuant to the instructions attached as Exhibit C, a check to The Weitzman Group for $10,000 as a commission, and the balance of $21,191.44 to the Seller and (ii) restricted shares of common stock of Purchaser, with the number of shares equal to $50,000 divided by the Issue Price. The Issue Price shall be the sum of $2.40 per share; provided, however, that such price shall be reduced to $1.75 per share if the common stock of Purchaser is not trading at or above a price of $3.00 per share one year following the Closing Date. Such shares will be issued and held by the Purchaser and released to Seller one year from the date of closing. In lieu of delivering the shares, Purchaser may elect to instead deliver to Seller the sum of $60,000 in cash as the final installment of the Purchase Price. The number of shares or the amount of cash delivered shall be subject to reduction as follows: Any unsatisfied claims for indemnification pursuant to Article V may be satisfied by Purchaser withholding from delivery the amount in cash or that number of shares of common stock equal to the amount of the unsatisfied claims divided by the Issue Price.

     2.4 Deliveries at the Closing. (a) At the Closing, Seller shall deliver to Purchaser the following:

               (i) The Lease Assignment;

               (ii) A certificate of the Secretary or an Assistant Secretary of Seller, dated as of the Closing Date, certifying in such detail as Purchaser may reasonably request (A) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors and Shareholders of the Seller authorizing the execution, delivery, and performance of this Agreement, the Bill of Sale and Assignment Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, and (B) as to the incumbency and specimen signature of each officer of Seller executing this Agreement, the Bill of Sale and Assignment Agreement, the Deeds, and any certificate or instrument furnished pursuant hereto.

               (iii) The Bill of Sale and Assignment Agreement, duly executed by Seller;

               (iv) The Releases;

               (v) A Cross-Receipt, duly executed by Seller; and

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               (viii) Any other documents that Purchaser may reasonably  request at least three days prior to the Closing in order to effectuate the transactions contemplated hereby.

               (b) At the Closing Purchaser shall deliver to Seller the following:

                    (i) A certificate of the Secretary or an Assistant Secretary of Purchaser, dated as of the Closing Date, certifying in such detail as Seller may request (A) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the Bill of Sale and Assignment Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, and (B) as to the incumbency and specimen signature of each officer of
               Purchaser executing this Agreement, and any certificate or instrument furnished pursuant hereto or to be furnished in connection herewith as of the Closing Date;

                    (ii) The funds constituting the Purchase Price;

                    (iii) The Bill of Sale and Assignment Agreement, duly executed by Purchaser;

                    (iv) A Cross-Receipt, duly executed by Purchaser; and

                    (v) Any other  documents that Seller may reasonably  request at least three days prior to the Closing.

     2.5 Transfer of Operations. Purchaser shall be entitled to immediate possession of, and to exercise all rights arising under, the Assets from and after the Closing Date (the "Effective Time"), except as otherwise provided herein. The risk of loss or damage by fire, storm, flood, theft, or other casualty or cause shall be in all respects upon Seller prior to the Effective Time and upon the Purchaser thereafter.

     2.6 Closing. The closing of the transactions described in this Article 11 (the "Closing") shall take place at the offices of Glast, Phillips & Murray, P.C., 2200 One Galleria Tower, 13355 Noel Road, Dallas, Texas 75240, upon execution of this Agreement and delivery of all items set forth in Section 2.4, on November 2, 1998, or on such other date and time as may be mutually agreed upon by the parties hereto.

     2.7 Allocation of Purchase Price. The Purchase Price shall be allocated to the Assets. Each party hereby agrees that it will not take a position on any income tax return, before any

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governmental  agency  charged with the  collection  of any income tax, or in any judicial proceeding that is inconsistent with the terms of this Section 2.7.

     2.8 Liquor Permit. Seller has voluntarily relinquished and surrendered the permit issued by the Texas Alcohol Beverage Control Commission to serve alcoholic beverages at the Restaurant. Purchaser shall apply for a new permit to cover its operations at the Restaurant.

     2.9 Further Assurances. From time to time after the Closing at Purchaser's request and expense, Seller shall execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certifications, and further assurances as Purchaser may reasonably require to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets. Each party hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Agreement.

             ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER

     Subject to the limitations and exceptions set forth in the Disclosure Memorandum dated of even date hereof, as supplemented or amended from time to time by Seller prior to the Closing Date, regardless of whether any Schedule constituting a part of the Disclosure Memorandum is referenced in any specific provision below, Seller hereby represents and warrants to Purchaser as follows:

     3.1  Organization.   Qualifications and  Corporate  Power.   Seller  is  a
corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Seller has the power and authority to execute, deliver, and perform this Agreement, the Bill of Sale and Assignment Agreement, and all other agreements, documents, certificates, and other papers contemplated to be delivered by Seller pursuant to this Agreement.

     3.2 Authorization. The execution, delivery, and performance by Seller of this Agreement, the Bill of Sale and Assignment Agreement, and all other agreements, documents, certificates, and other papers contemplated to be delivered by Seller pursuant to this Agreement have been, or as of the Closing will have been, duly authorized by all required corporate action by Seller.

     3.3 Non-Contravention. The execution, delivery and performance of this Agreement will not violate or result in a breach of any term of Seller's Articles of Incorporation or Bylaws, result in a breach of any agreement or other instrument to which Seller is a party or violate any law or any order, rule, or regulation applicable to Seller of any Forum having jurisdiction over Seller; and will not result in the creation or imposition of any lien, charge, or encumbrance of

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 any nature  whatsoever  upon any of the Assets.  The  execution,  delivery  and performance of this Agreement and the other documents executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any third party, including but not limited to, any Forum.

     3.4 Validi1y. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights. When the Bill of Sale and Assignment Agreement has been executed and delivered in accordance with this Agreement, it will constitute the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights.

     3.5 Assets. (a) Seller has good and valid title to all of the Assets constituting personal property, free and clear of any and all mortgages, pledges, security interests, liens, charges, conditional sales agreements, and other encumbrances, all of which shall be released at or prior to Closing.

          (b) The Assets shall be conveyed in their existing condition, which Purchaser has reviewed and accepts "as is."

     3.6 The Restaurant. (a) To the knowledge of Seller, no work for municipal improvements has been commenced on or in connection with the Restaurant or any street adjacent thereto and no such improvements are contemplated. No assessment for public improvements has been made against the Restaurant which remains unpaid. No notice from any Government has been served upon the Restaurant or received by Seller, requiring or calling attention to the need for any work, repair, construction, alteration, or installation on or in connection with the Restaurant which has not been complied with.

     (b) Seller holds all Environmental Permits necessary for conducting the business of the Restaurant and has conducted, the business of the Restaurant in material compliance with all applicable Environmental Laws and Environmental Permits held by it, including, without limitation, all record keeping and filing requirements. To the Seller's knowledge, all Hazardous Materials and Solid Waste, on, in, or under the Restaurant have been properly removed and disposed of, and to the Seller's knowledge no past or present disposal, discharge, spill, or other release of, or treatment, transportation, or other handling of Hazardous Materials or Solid Waste on, in, under, or off-site from the Restaurant will subject the Purchaser, or any subsequent owner, occupant, or operator of the Restaurant to corrective or compliance action or any other liability. There are no pending, or to Seller's knowledge, threatened Actions or Orders against or involving Seller relating to any alleged past or ongoing violation of any Environmental Laws or Environmental Permits with respect to the Restaurant, nor to Seller's

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knowledge  is Seller  subject  to any  liability  for any such  past or  ongoing violation.

     3.7 Taxes. All Property Taxes relating to the Assets have been fully paid for 1997 and all prior tax years and there are no delinquent property tax liens or assessments. Seller has also timely filed (or will timely file) all other tax returns and reports of whatever kind pertaining to the Assets and required to be filed by Seller up to the Closing Date, including all sales and use taxes arising out of the operations of the Restaurant. Seller has paid (or will timely pay) all taxes of whatever kind, including any interest, penalties, governmental charges, duties, fees, and fines imposed by all governmental entities or taxing authorities, which are due and payable prior to the Closing Date or for which assessments relating to any period prior to the Closing Date have been received, the nonpayment of which would result in a lien on any of the Assets. In addition, (i) no audit of any material federal, state or local U.S. return of the Seller is currently in progress, nor has the Seller been notified that such an audit is contemplated by any taxing authority, (ii) the Seller has not extended any statute of limitations with respect to the period for assessment of any federal, state or local U.S. tax, and (iii) the Seller does not contemplate the filing of an amendment to any return, which amendment would have a material adverse effect on the Seller.

     3.8 Litigation. Except as set forth on Schedule 3.8, there is no material Action or Order pending or, to the knowledge of Seller, threatened against or affecting Seller that pertains to the Restaurant, or any of the Assets before any court or by or before any Forum.

     3.9 Accuracy of Schedules. Certificates and Documents. All information concerning Seller contained in any certificate furnished to Purchaser pursuant to this Agreement or in the Disclosure Memorandum is or will be when furnished both complete and accurate in all material respects; and all documents furnished to Purchaser pursuant to this Agreement which are documents described in this Agreement or in the Disclosure Memorandum are true and correct copies of the documents which they purport to represent.

     3.10 Securities. Seller will acquire the shares of common stock of Purchaser for investment purposes only and not with a view to their resale or distribution. Seller acknowledges that the shares are restricted and may not be sold except in compliance with federal and state securities laws. Seller is a knowledgeable and sophisticated investor and is able to evaluate the risks and merits of acquiring common stock of the Purchaser.

            ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASER

 Purchaser hereby represents and warrants to Seller as follows:

     4.1  Organization,   Corporate  Power,  Authorization.   Purchaser  is  a
corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Purchaser has the power and authority to execute and deliver this Agreement and the Bill of Sale


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 and  Assignment  Agreement,  and to consummate  the  transactions  contemplated hereby. All actions on the part of Purchaser necessary for the authorization, execution, and delivery of this Agreement and the Bill of Sale and Assignment Agreement, and performance of all obligations of Purchaser thereunder have been duly taken.

     4.2 Non-Contravention. The execution and delivery of this Agreement and the Bill of Sale and Assignment Agreement by Purchaser does not and the consummation by Purchaser of the transactions contemplated hereby and thereby will not violate any provision of its articles of incorporation or bylaws.

     4.3 Validity. This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid, and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights. When the Bill of Sale and Assignment Agreement has been executed and delivered in accordance with this Agreement, it will constitute the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights.

                           ARTICLE V - INDEMNIFICATION

     5.1 Purchaser Claims. (a) Seller shall indemnify and hold harmless Purchaser, its successors and assigns, against, and in respect of:

     (i) Any and all damages, losses, liabilities, costs, and expenses incurred or suffered by Purchaser that result from, relate to, or arise out of:

               (A) any and all liabilities and obligations of Seller of any nature whatsoever;

               (B) any failure by Seller to carry out any covenant or agreement contained in this Agreement;

               (C) any misrepresentation or breach of warranty by Seller contained in this Agreement, the Disclosure Memorandum, or any certificate, furnished to Purchaser by Seller pursuant hereto;

               (D) any claim by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated hereby as a result of Seller's dealings, agreement, or arrangement with such Person over and above the $ 10,000 being paid to The Weitzman Group; or

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               (E) any claim  arising  out of the  operation  of the  Restaurant prior to the Closing.

          (ii) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing including all such expenses reasonably incurred in mitigating any damages resulting to Purchaser from any matter set forth in subsection (i) above.

     (b) The representations and warranties of Seller contained in this Agreement, the Disclosure Memorandum, or any certificate delivered by or on behalf of Seller pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below ("Survival Period"):

          (i) the representations and warranties contained in Sections 3.1 through 3.4, Section 3.5(b) and 3.7 shall survive until the expiration of any applicable statutes of limitation provided by law; and

          (ii) all other representations and warranties of Seller shall be of no further force and effect after twelve months from the date of the Closing.

Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

     (c) Purchaser shall provide written notice to Seller of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar Purchaser's ability to assert any such claim except to the extent that Seller is actually prejudiced thereby. Purchaser shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of Seller under this Article.

     (d) In addition to other means of recovery, Purchaser may offset the amount of any claims under this Article V against the shares of common stock issuable at the end of one year pursuant to Section 2.3.

     5.2 Defense of Third Party Claims. With respect to any claim by Purchaser under Section 5.1, relating to a third party claim or demand, Purchaser shall provide Seller with prompt written notice thereof and Seller may defend, in good faith and at its expense, by legal

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counsel  chosen by it and  reasonably  acceptable to Purchaser any such claim or demand, and Purchaser, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Seller is defending in good faith any such third party claim, Purchaser shall not settle or compromise such third party claim. In any event Purchaser shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

     5.3 Seller Claims. Purchaser shall indemnify and hold harmless Seller against, and in respect of, any and all damages, claims, losses, liabilities, and expenses, including without limitation, legal, accounting and other expenses, which may arise out of. (i) any breach or violation by Purchaser of any covenant set forth herein or any failure to fulfill any obligation set forth herein; (ii) any breach of any of the representations or warranties made in this Agreement by Purchaser; or (iii) any claim by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated hereby as a result of Purchaser's dealings, agreement, or arrangement with such Person.

     5.4 Exclusive  Remedies.  The rights and remedies of the parties under this
Article V shall be the sole and exclusive rights and remedies that either party may seek for any misrepresentation, breach of warranty, or failure to fulfill any covenant or agreement under this Agreement, except that either party may seek specific performance or injunctive relief

     5.5 Settlement of Disputes. (a) Arbitration. All disputes with respect to any claim for indemnification under this Article V and all other disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement shall be submitted to arbitration pursuant to the following procedures:

          (i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall designate the name of the arbitrator appointed by such party demanding arbitration, together with a statement of the matter in controversy;

          (ii) Within 30 days after receipt of such demand, the other party shall, in a written notice delivered to the other party, name such party's arbitrator. If such party fails to name an arbitrator, then the second arbitrator shall be named by the American Arbitration Association ("AAA"). The two arbitrators so selected shall name a third arbitrator within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA;

          (iii) The arbitration hearing shall be held in Dallas, Texas at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the AAA shall be used and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply;

          (iv) An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, shall not award punitive damages, and judgment on such award may be entered by either party in a court of competent Jurisdiction; and

          (v) Except as set forth in subsection (b) below, the parties stipulate that the provisions of this Section 5.5 shall be a complete defense to any suit, action or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

     (b) Emergency Relief. Notwithstanding anything in this Section 5.5 to the contrary, either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

                           ARTICLE V1 - MISCELLANEOUS

     6.1 Expenses. Each party hereto shall pay its own legal, accounting, and similar expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement, and the consummation of the transactions contemplated hereby.

     6.2 Contents of Agreement, Parties in Interest, etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and constitutes a complete statement of the terms of such transaction. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Neither party has been induced to enter into this Agreement in reliance on, and has not relied upon, any statement, representation, or warranty of the other party not set forth in this Agreement, the Disclosure Memorandum, or any certificate delivered pursuant to this Agreement.

     6.3 Assignment and Binding Effect. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser.

     6.4 TEXAS LAW TO GOVERN. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     6.5 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

     6.6 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     6.7 Severabili1y. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.8 Public Announcements. Purchaser and Seller will coordinate with each other all press releases relating to the transactions contemplated by this Agreement and, except to the extent required by law, refrain from issuing any press release, publicity statement, or other public notice relating to this Agreement or the transactions contemplated hereby without providing the other party reasonable opportunity to review and comment thereon.

     6.9 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

     6.10 Time. Time is and shall be of the essence of this Agreement.

 written.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

                                        ZEKE'S GRILL, INC.

                                        By:  /s/ Mike Sakuta
                                             ---------------------------
                                                 Mike Sakuta, President

                                        RESTAURANT TEAMS INTERNATIONAL,
                                        INC.


                                        By:  /s/ Henry Leonard, President
                                            ----------------------------
                                                Henry Leonard

                           EXHIBIT TABLE OF CONTENTS

 EXHIBIT                           TITLE

 A                                 Assets
 B                                 Bill of Sale and Assignment Agreement
 C                                 Instructions from The Auction Group

                                    EXHIBIT A

             Equipment located at Zeke's Grill, Inc. DBA Doolittle's
                          5920 Beltline Road, Suite 150
                              Addison, Texas 75240


1.    One Proofing Box
2.    Misc. Pots, Pans, Knives, Etc.
3.    Stainless Steel Dinnerware
4.    Dishes, Plates, Cups and Saucers, Misc.
5.    One Proofing Rack
6.    One Stainless Steel Pot Rack
7.    8' Stainless Steel Pizza Prep. Table
8.    10' Refrigerated Prep. Table
9.    Two Stainless Steel Heat Lamps
10.   5' Stainless Steel Pizza Prep. Table
11.   One Hand Sink, Water Dispenser and Ice Well
12.   One Stainless Steel Equipment Stand
13.   Sixty Nature Oak Chairs
14.   Sixty-five  Mahogany Bar Stools
15.   Seven 2'x 2' Bar Tables
16.   Four 2'x 4' Bar Tables
17.   One 2'x 6' Bar Table
18.   Thirty-five (35) Dining Tables
19.   Forty-five (45) Black Chairs
20.   Eight Sets of Wooden Blinds
21.   Two Runs of Low Voltage Lighting
22.   4' Stainless Steel Ice Well
23.   One Safe
24.   One Air Curtain
25.   Two 3-ton A/C Units
26.   All Glassware (Bar and Dining)
27.   Misc. Neons
28.   45# Gas Deep Fryer (2)
29.   6' Refrigerated Mega Top Refrigerated Prep
30.   2' Electric Flat Grill
31.   Three Well Electric Steam Table
32.   Six Burner Stove with Oven
33.   Four Shelf Wire Storage Units (10)
34.   36' Jockey Box (2)
35.   Bar Equipment Casters (16)
36.   Ice Machine Install

37.   S/S Hand Sink (2)
38.   Hoshizaki 1200# Ice Machine (2)
39.   36"x3O" S/S Equipment Stand (2)
40.   Ice Bin
41.   One Compartment Sink with Drainboard
42.   12" Berkel Automatic Slicer
43.   72"x30" S/S Work Table (2)
44.   8' Refrigerated Pizza Prep
45.   30 Qt. Hobart Mixer with Attachments
46.   48"x30" S/S Work Table
47.   30"x24"  S/S Work Table on Casters
48.   Two Door Refrigerator
49.   4'x24" Metro Wire Shelving Unit w/4 Shelves
50.   2'x2' Metro Wire Shelf Unit w/2 Shelves
51.   3'x 18 " Metro Wire Shelf Unit w/2 Shelves (2)
52.   9' S/S  Straight Clean Table
53.   6' S/S Comer Soiled with Scrap Sink
54.   24"x6O" Metro Wire Shelves w/4 Shelves (3)
55.   24"x72" Metro Wire Shelves w/4 Shelves
56.   18"x6O" Metro Wire Shelves w/4 Shelves (2)
57.   36" Jockey Box
58.   General Electric Electric Bake Oven
59.   Three Compartment Sink
60.   3' Gas Charbroiler
61.   4' Reach-in Back Bar
62.   Three Keg Cooler
63.   5' Can Cooler (3)
64.   Bar Hand Sink
65.   23" Vent A Hood System
66.   Two Drawer Bun Warmer
67.   Double Door Freezer
68.   Double Stack Convection Oven
69.   15'x17'x10' Walk-in Cooler
70.   10 Burner Stove with Double Oven
71.   3' Mug Chiller

                                    EXHIBIT B

                      BILL OF SALE AND ASSIGNMENT AGREEMENT

          FOR VALUE RECEIVED, ZEKE'S GRILL, INC., a Texas corporation ("Seller"), pursuant to that certain Asset Purchase Agreement dated the date hereof (the "Asset Purchase Agreement"), between Seller and RESTAURANT TEAMS INTERNATIONAL, INC., a Texas corporation ("Purchaser"), hereby bargains, sells, transfers, assigns, conveys, and delivers to Purchaser and its successors and assigns, all of Seller's right, title, and interest in, to, and under the Assets (as defined in Section 1. 1 of the Asset Purchase Agreement), but excluding such Assets as constitute real property which are being separately conveyed by the Lease Assignment (as defined in the Asset Purchase Agreement).

 TO HAVE AND TO HOLD, all and singular, the Assets forever.

          IN WITNESS WHEREOF, the Seller and Purchaser have caused this Bill of Sale and Assignment Agreement to be duly executed and delivered as of this ________ day of _______________, 1998.



                                         SELLER:

                                         ZEKE'S GRILL, INC.

                                         By:

                                              Mike Sakuta, President

                                         PURCHASER:

                                         RESTAURANT TEAMS INTERNATIONAL, INC.

                                         By:

                                              Henry Leonard, President

                                   SCHEDULE TO
                            ASSET PURCHASE AGREEMENT
                  BETWEEN ZEKE'S GRILL, INC. D/B/A DOOLITTLE'S
                    AND RESTAURANT TEAMS INTERNATIONAL, INC.

Schedule 3.8. Judgment dated May 12, 1998 against The Deep Ellum Cafe, Inc. taken by Ocean Resources Seafood Co. in the amount of $15,754.36. Such judgment is covered by the indemnity in Section 5. 1.

                      BILL OF SALE AND ASSIGNMENT AGREEMENT

     FOR VALUE RECEIVED, ZEKE'S GRILL, INC., a Texas corporation ("Seller"), pursuant to that certain Asset Purchase Agreement dated the date hereof (the "Asset Purchase Agreement"), between Seller and RESTAURANT TEAMS INTERNATIONAL, INC., a Texas corporation ("Purchaser"), hereby bargains, sells, transfers, assigns, conveys, and delivers to Purchaser and its successors and assigns, all of Seller's right, title, and interest in, to, and under the Assets (as defined in Section 1.1 of the Asset Purchase Agreement), but excluding such Assets as constitute real property which are being separately conveyed by the Lease Assignment (as defined in the Asset Purchase Agreement).

     TO HAVE AND TO HOLD, all and singular, the Assets forever.

     IN WITNESS WHEREOF, the Seller and Purchaser have caused this Bill of Sale and Assignment Agreement to be duly executed and delivered as of this 2d day of November, 1998.


                                    SELLER:

                                    ZEKE'S GRILL, INC.

                                    By:  /s/ Mike Sakuta
                                         --------------------------
                                             Mike Sakuta, President

                                    PURCHASER:

                                    RESTAURANT TEAMS INTERNATIONAL,
                                    INC.

                                    By:  /s/ Henry Leonard
                                        --------------------------
                                            Henry Leonard, President

 CERTIFICATE OF ZEKE'S GRILL, INC.

     In accordance with and pursuant to Section 2.4(a)(ii) of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated November 2, 1998, between Zeke's Grill, Inc., a Texas corporation ("Seller"), and Restaurant Teams International, Inc., a Texas corporation ("Purchaser"), the undersigned does hereby certify the following:

          (i) The undersigned are duly elected and qualified officers of Seller;

          (ii) Attached hereto as Exhibit A is a true and complete copy of resolutions adopted by the Board of Directors and Shareholders of Seller, authorizing the execution, delivery, and performance of the Asset Purchase Agreement and the Bill of Sale and Assignment Agreement;

          (iii) All such  resolutions are still in full force and effect and are
     all  the   resolutions   adopted  in  connection   with  the   transactions
     contemplated by the Asset Purchase Agreement; and

          (iv) The persons whose names appear below are the duly elected, acting, and qualified officers of Seller set opposite the person's name below, and the signature set opposite the name is the true signature of such person:

          NAME                           TITLE                     SIGNATURE

          Mike Sakuta                    President          /s/ Mike Sakuta
                                                                -----------
          Mike Sakuta                    Secretary          /s/ Mike Sakuta
                                                                -----------


     IN WITNESS WHEREOF, the undersigned have executed this Certificate in the undersigned's representative capacity on behalf of Seller as of November 2, 1998.

 ZEKE'S GRILL, INC.

 By:  /s/ Mike Sakuta
      --------------------------
          Mike Sakuta, President

     The undersigned, Mike Sakuta Secretary of Seller, hereby certifies that Mike Sakuta is a duly elected, acting, and 'qualified President of Seller whose signature set forth above is true and correct.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate in the undersigned's representative capacity on behalf of the Seller as of November 2, 1998.


                                                  /s/ Mike Sakuta
                                                      ----------------------
                                                      Mike Sakuta, Secretary

                                    EXHIBIT A

RESOLVED, that Zeke's Grill, Inc. (the "Company") is authorized to enter into and perform that certain Asset Purchase Agreement (the "Agreement"), together with all documents and agreements ancillary thereto, including without limitation the Bill of Sale and Assignment Agreement, pursuant to which the Company will sell the leasehold interests, contract rights, and equipment as set forth in the Agreement from to Restaurant Teams International, Inc.

RESOLVED FURTHER, that each officer of the Company is authorized and directed to take all actions and execute all documents deemed necessary or proper by him in order to deliver and perform the transaction contemplated by the Agreement and complete the acquisition described therein.

                                 CERTIFICATE OF
                      RESTAURANT TEAMS INTERNATIONAL, INC.

     In accordance with and pursuant to Section 2.4(a)(11) of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated November 2, 1998, between Zeke's Grill, Inc.. a Texas corporation ("Seller"), and Restaurant Teams International, Inc., a Texas corporation ("Purchaser"), the undersigned does hereby certify the following:

          (i) The undersigned are duly elected and qualified officers of Purchaser,

          (ii) Attached hereto as Exhibit A is a true and complete copy of resolutions adopted by the Board of Directors of Purchaser, authorizing the execution, delivery. and performance of the Asset Purchase Agreement and the Bill of Sale and Assignment Agreement-,

          (iii) All such  resolutions are still in full force and effect and are
     all  the   resolutions   adopted  in  connection   with  the   transactions
     contemplated by the Asset Purchase Agreement, and

          (iv) The persons whose names appear below are the duly elected. acting, and qualified officers of Purchaser set opposite the person's name below, and the signature set opposite the name is the true signature of such person:

               NAME                        TITLE              SIGNATURE

               Henry Leonard               President    /s/  Henry Leonard
                                                             ---------------
               Carole Swanson              Secretary    /s/  Carole Swanson
                                                             ---------------

     IN WITNESS WHEREOF, the undersigned has executed this Certificate in the undersigned's representative capacity on behalf of Purchaser as of November 2, 1998.



                                           RESTAURANT TEAMS INTERNATIONAL, INC.




                                           By:  /s/  Henry Leonard
                                                ------------------------------
                                                     Henry Leonard, President

     The undersigned, Carole Swanson, Secretary of Purchaser, hereby certifies that Henry Leonard is a duly elected, acting, and qualified President of Purchaser whose signature set forth above is true and correct.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate in the undersigned's representative capacity on behalf of the Purchaser as of November 2, 1998.



                                         /s/  Carole Swanson
                                              -----------------------
                                              Carole Swanson, Secretary

                                    EXHIBIT A

RESOLVED, that Restaurant Teams International, Inc. (the "Company") is authorized to enter into and perform that certain Asset Purchase Agreement (the "Agreement"), together with all documents and agreements ancillary thereto, including without limitation the Bill of Sale and Assignment Agreement, pursuant to which the Company will sell the leasehold interests, contract rights, and equipment as set forth in the Agreement from to Zeke's Grill. Inc.

RESOLVED FURTHER, that each officer of the Company is authorized and directed to take all actions and execute all documents deemed necessary or proper by him In order to deliver and perform the transaction contemplated by the Agreement and complete the acquisition described therein.

                                  CROSS RECEIPT

     Cross Receipt dated November 2, 1998, between Zeke's Grill, Inc., a Texas corporation ("Seller") and Restaurant Teams International, Inc., a Texas corporation ("Purchaser").

     1. Effective the date hereof, the Seller and Purchaser have executed, completed and closed that certain Asset Purchase Agreement (the "Agreement") for the sale of certain equipment and leasehold rights at 5290 Belt Line Road, Suite 150, Addison, Texas.

     2. Seller hereby  acknowledges  receipt of the Purchase  Price set forth in
Section 2.3 and the deliveries described in Section 2.4(b) of the Agreement.

     3. Purchaser hereby acknowledges receipt of the Assets described in Section
1.1 and the deliveries described in Section 2.4(a) of the Agreement.

 November 2, 1998.


                                         SELLER:

                                         ZEKE'S GRILL, INC.

                                         By:  /s/ Mike Sakuta
                                              --------------------------
                                                  Mike Sakuta, President

                                         PURCHASER:

                                         RESTAURANT TEAMS INTERNATIONAL,
                                         INC.

                                         By:  /s/ Henry Leonard
                                             --------------------------
                                         Henry Leonard, President

 ASSIGNMENT ASSUMPTION AND AMENDMENT AGREEMENT

THIS AGREEMENT ("Agreement") made at Dallas, Texas this 29th day of September, 1998, by and between The Mutual Life Insurance Company of New York herein after called "Landlord" and Zeke's Grill, Inc. ("Assignor") and Restaurant Teams International, Inc. ("Assignee");

                                   WITNESSETH

WHEREAS, Assignor, as "Tenant", and The Mutual Life Insurance Company of New York as "Landlord", heretofore executed a(n) Lease Agreement dated December 31, 1996, demising to Assignor (as such Tenant) certain space within the property commonly known as Prestonwood Place in Addison, Texas and identified as 5290 Beltline Road, Suite 150, (the "Demised Premises"), which Lease was amended on July 21, 1997 by a First Amendment to Lease, as heretofore extended, renewed, amended or otherwise modified, is hereinafter referred to as the "Lease;"

     WHEREAS, Assignor desires to assign all of its right, title and interest in, to and under the Lease to Assignee and Assignee desires to receive and accept such assignment;

     WHEREAS, Article 18.1 of the Lease provides that the Lessor's consent is necessary for any such assignment; and

     WHEREAS, the parties hereto desire to set forth their understanding and agreements with respect to such assignment and Assignee's acceptance thereof:

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the consent of Landlord to such assignment and acceptance, the sum of Ten Dollars ($10.00) in hand paid by each party hereto to the other, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. The above preambles and recitations are hereby expressly made a part hereof.

     2. Effective as of November 1, 1998 (the "Effective Date"), Assignor hereby assigns to Assignee, and Assignee hereby accepts the assignment from Assignor to Assignee of, all of Assignor's right, title and interest in, to and under the Lease upon receipt of past due rents in the amount of $40,000.

     3. Assignee covenants and agrees, for the benefit of Assignor, Landlord, and their respective successors and assigns, from and after the Effective Date, to timely and fully pay all rents reserved, make all other payments to be made by the Tenant and faithfully perform, keep, satisfy and discharge all other duties, obligations and liabilities which are to be performed, kept, satisfied or discharged by the Tenant as provided in the Lease (collectively, "Tenant's Obligations").

     4. It is understood and agreed that, irrespective of such assignment and acceptance, Assignor shall at all times hereafter be jointly with Assignee and severally responsible and liable for the timely and full performance, keeping, satisfaction and discharge of all of Tenant's Obligations, and nothing herein continued shall constitute a release or novation of the obligations of Assignor under the Lease.

     5. The undertakings, covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the parties thereto and their respective heirs, successors and assigns; provided, however, that no further or other assignment of the Lease may be made by Assignee without the prior written consent of Landlord as provided in
          Article 18.1 in the Lease.

     6. Assignor and Assignee agree, for the benefit of themselves and Landlord, that: all necessary prorations of the security deposit, if any, rent and other charges under the Lease have been made between Assignor and Assignee; Landlord may (without releasing Assignor from any liability or obligation) bill and collect from Assignee all sums now or hereafter due under the Lease; and at such time in the future when, and to the extent that, the security deposit, if any, may be or become refundable, Landlord may pay same directly to Assignee.

     7. Assignor and Assignee warrant and agree that Landlord is not liable for any brokerage or leasing commission related to this assignment and, jointly and severally, agree to save, indemnify, defend and hold Landlord harmless from and against any and all claims, demands, proceedings, suite, actions or judgments from any such commission related to this assignment.

     8.   The Lease shall be amended as follows:

          1. Article 1 - 1.1 Parties Tenant's Trade Name shall be amended to Street Talk.

          2. Article 6C - 6.8 Radius: Shall be amended to read...2 1/2 mile radius of the Premises.

          3. Exhibit "F" Renewal Option - Tenant is granted (1) one additional option to renew for (5) years under the same terms and conditions as the existing Renewal Option.

     8.   Except  as  expressly   provided  herein,  the  Lease  shall  continue
          unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have made and entered into this Agreement at the place and on the date first above written.

 ASSIGNOR: Zeke's Grill, Inc.          ASSIGNEE: Restaurant Teams International,


-------------------------------        -------------------------------


-------------------------------        -------------------------------

-------------------------------        -------------------------------

                                       Inc.

 By:  /s/ Mike Sakuta                  By:  /s/  Henry Leonard
      -------------------------             --------------------------
         Mike Sakuta                             Henry Leonard

                              CONSENT TO ASSIGNMENT

 RE:      Zeke's Grill, Inc. dba/Doolittle's
          Prestonwood Place
          Addison, TX
          (The "Demised Premises")

 ASSIGNOR: Zeke's Grill, Inc.

 ASSIGNEE: Restaurant Teams International, Inc.

     Unless otherwise provided in this Consent, all terms which are defined in the above and foregoing Assignments and Assumption Agreement (the "Agreement") to which this Consent is attached and which are also used herein shall have the same meaning herein as in the Agreement.

     Landlord hereby consents to the execution and delivery of the above and foregoing Agreement by and between Assignor and Assignee pertaining to the Demised Premises.

     This Consent shall not be deemed to be a waiver or release of any rights which Landlord may have under the Lease against either Assignor or Assignee, as the case may be, and shall not in any way be deemed to modify any other the terms, covenants or agreements of the Lease, expect and only to the extent as may be expressly set forth in the above and foregoing Agreement. This Consent shall not be deemed to be a consent of any subsequent assignment or subletting.

     IN WITNESS WHEREOF, Landlord has caused this Consent to be executed by their duly authorized agent on this ____ day of _________19____.

                                   BY: LANDLORD

                                       The Mutual Life Insurance Company of New
                                       York

                                   --------------------------------------------
                                   BY: Michelle Barber

                                   --------------------------------------------
                                   Title: Real Estate Director

                                  RETAIL LEASE

                                     BETWEEN

                 THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK,
                             a New York corporation

                                       and

                               ZEKE'S GRILL INC.,
                               a Texas corporation

                            Dated: December 31, 1996






                Covering approximately 5200 square feet of space
                         designated as Suite No. 150 in
                       Prestonwood Place Shopping Center,
                                 Addison, Texas










--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



ARTICLE 1 - BASIC PROVISIONS AND DEFINED TERMS................................1
 1.1     Parties .............................................................1
 1.2     Description of the Shopping Center and Premises......................1
 1.3     Term.................................................................2
 1.4     Rent and Other Charges...............................................2
 1.5     Use and Operation: Completion of Landlord's and/or Tenant's Work.....2

ARTICLE 2 - GRANTING CLAUSE ..................................................3
 2.1     Grant................................................................3
 2.2     Changes toProject....................................................3
 2.3     Rights Reserved to Landlord..........................................3

ARTICLE 3 - ACCEPTANCE .......................................................3

 3.1     Acceptance and Delivery of Premises .................................3
 3.2     Further Work by Landlord in the Center...............................4

ARTICLE 4 - RENT .............................................................4
 4.1     Prepaid Rent and Security Deposit....................................4
 4.2     Base Rent............................................................5
 4.3     Percentage Rent......................................................5
 4.4     Delinquent Rent .....................................................5
 4.5     Definition of Lease Year.............................................5
 4.6     Definition of Gross Sales............................................5
 4.7     Late Charge on Past Due Rent.........................................6
 4.8     Promotional Fund.....................................................6

ARTICLE 5 - RECORDS AND STATEMENTS............................................6
 5.1     Records .............................................................6
 5.2     Monthly Reports......................................................6
 5.3     Annual Reports ......................................................6
 5.4     Audit................................................................6
 5.5     Failure to Submit Statements.........................................7

ARTICLE 6 - USE AND CARE OF PREMISES..........................................7
 6.1     Use..................................................................7
 6.2     Restrictions on Use of Premises......................................7
 6.3     Compliance with Laws.................................................8
 6.4     Signs and Advertisements: Display Windows............................8
 6.5     Care of Premises.....................................................9
 6.6     Electrical Equipment.................................................9
 6.7     Operation............................................................9
 6.8     Radius...............................................................9
 6.9     Rules and Regulations................................................10
 6.10    Project Name.........................................................10
 6.11    Compliance with Applicable Environment Laws..........................10
 6.12    Americans With Disabilities Ace......................................11

ARTICLE 7 - UTILITIES.........................................................11
 7.1     Utility Service Lines................................................11
 7.2     Utility Service Charges..............................................11
 7.3     Interruption of Utility Service......................................11

ARTICLE 8 - OPERATION AND MAINTENANCE OF COMMON AREAS.........................11
 8.1     Definition of Common Areas ..........................................11
 8.2     Nonexclusive Use.....................................................12
 8.3     Management of Common Areas...........................................12

 8.4     Common Areas Maintenance Costs.......................................12

ARTICLE 9 - TAXES.............................................................13
 9.1     Tenant's Proportionate Share of Real and Personal Property Taxes.....13
 9.2     Taxes on Additions to Premises.......................................13
 9.3     Taxes on Leasehold Improvements......................................13
 9.4     Other Taxes..........................................................13

ARTICLE 10 - REPAIR AND MAINTENANCE OF PREMISES...............................13
 10.1    Landlord's Repairs...................................................14
 10.2    Tenant's Repairs.....................................................14

ARTICLE 11 - DAMAGE TO PREMISES...............................................14

ARTICLE 12 - ALTERATIONS......................................................15
 12.1    Tenant Improvements..................................................15
 12.2    Tenant Construction..................................................15

ARTICLE 13 - TRADE FIXTURES...................................................15

ARTICLE 14 - LIENS............................................................15

ARTICLE 15 - INSURANCE........................................................16
 15.1    Casualty Insurance...................................................16
 15.2    Liability Insurance..................................................16
 15.3    Workers' Compensation Insurance......................................16
 15.4    Failure to Obtain Insurance..........................................17
 15.5    Proportionate Share of Tenant........................................17

ARTICLE 16 - WAIVER OF CLAIMS.................................................17
 16.1    Limitation of Claims Against Landlord................................17
 16.2    Indemnity............................................................17
 16.3    Mutual Waiver of Subrogation.........................................17

ARTICLE 17 - CONDEMNATION.....................................................18
ARTICLE 18 - ASSIGNMENT AND SUBLETTING........................................18
 18.1    Tenant's Interest....................................................18
 18.2    Landlord's Interest..................................................18

ARTICLE 19 - ACCESS TO PREMISES...............................................19

ARTICLE 20 - DEFAULT OF TENANT................................................19
 20.1    Events of Default....................................................19
 20.2    Reletting of Premises................................................20
 20.3    No Waiver............................................................20
 20.4    Calculation of Rent Under Lease......................................21
 20.5    Costs, Expenses, Attomeys' Fees......................................21
 20.6    Subsequent Defaults..................................................21
 20.7    Remedies Cumulative..................................................21

ARTICLE 21 - LANDLORD'S LIEN..................................................21

ARTICLE 22 - MORTGAGES........................................................22
 22.1    Subordination........................................................22
 22.2    Notice to Mortgagee..................................................22
 22.3    Estoppel Certificates................................................23

ARTICLE 23 - SURRENDER OF PREMISES............................................23

ARTICLE 24 - NOTICES..........................................................23

ARTICLE 25 - REPRESENTATIONS AND WARRANTIES...................................23

ARTICLE 26 - HOLDING OVER.....................................................24

ARTICLE 27 - MISCELLANEOUS....................................................24

 27.1    Interest.............................................................24
 27.2    Time is of the Essence...............................................24
 27.3    No Partnership.......................................................24
 27.4    Waiver of Consent....................................................24
 27.5    Force Majeure........................................................24
 27.6    Effect of Governmental Limitation on Rents and Other charges.........24
 27.7    No Personal Liability of Landlord....................................24
 27.8    Other Leases and Tenants.............................................25
 27.9    Memorandum of Lease..................................................25
 27.10   Quiet Enjoyment......................................................25
 27.11   Entire Agreement and Amendments......................................25
 27.12   Interpretation.......................................................25
 27.13   Severability.........................................................25
 27.14   Acknowledgments of Lease.............................................25
 27.15   Terms Binding........................................................26
 27.16   Relocation...........................................................26
 27.17   Confidentiality......................................................26
 27.18   Applicable Law: Consent to Jurisdiction..............................26
 27.19   Waiver of Jury Trial.................................................26

ARTICLE 28 - GUARANTY, JOINT AND SEVERAL LIABILITY............................26

ARTICLE 29 - SPECIAL PROVISIONS...............................................26
 29.1    Renewal Option.......................................................26
 29.2    Exhibits.............................................................27
 29.3    No Implied Duties or Warranties......................................27
 29.4    Security agreement...................................................27


 EXHIBIT "A-1" - DESCRIPTION OF PREMISES
 EXHIBIT "A-2" - DESCRIPTION OF REAL PROPERTY
 EXHIBIT "B" - LANDLORD'S ARCHITECTURAL AND CONSTRUCTION WORK
 EXHIBIT "C" - TENANT'S ARCHITECTURAL AND CONSTRUCTION WORK
 EXHIBIT " D " - SIGNS
 EXHIBIT "E" - RULES AND REGULATIONS
 EXHIBIT "F" - RENEWAL OPTION
 EXHIBIT "G" - GUARANTY
 EXHIBIT "H" - RESTAURANT MENU

                                      LEASE

         THIS LEASE AGREEMENT (this "Lease"), made this ____ day of ________ 1996, by and between the parties named below.

                                   WITNESSETH:

 ARTICLE I - BASIC PROVISIONS AND DEFINED TERMS

     1.1 Parties:

 "Landlord":      The Mutual Life Insurance Company of New York,
                  a New York corporation
                  6600 LBJ Freeway, Suite 180
                  Dallas, Texas 75240-6514
                  Attention:        Ms. Judy Davis
                                    c/o Insignia Commercial Group, Inc.
                  Telephone: (214) 880-7575
                  Telecopy: (214) 871-1482

 "Tenant"         Zeke's Grill Inc.,
                  a Texas corporation
                  2706 Elm Street
                  Dallas, Texas 75275
                  Attention: Mike Sakuta
                  Telephone: (214) 741-9012
                  Telecopy:

 "Tenant's Trade Name ": Deep Ellum Cafe

     1.2  Description of the Shopping Center and Premises:

     "Premises": A unit located at Prestonwood Place, 5290 Belt Line Road, Suite No. 150, Addison, Dallas County, Texas, having a floor area of approximately 5,200 square feet (measured from outside walls or walls fronting on service corridors and the center of any common walls), being outlined in red on Exhibit " A- I " attached hereto and made a part hereof for all purposes and being a part of the shopping center (the "Cente ") known as the "Prestonwood Place Shopping Center," Addison, Dallas County, Texas. The final dimensions and square footage contained in the Premises is subject to verification and establishment by Landlord's architect following substantial completion of Landlord's Work (as hereinafter defined), if any.

     "Building": Any retail and/or office building structure constructed on the Land.

     "Building Facilities": All equipment, machinery, facilities and other personal property located in the Building and/or used or utilized wholly or partially in or in connection with the operations and/or maintenance of the Premises, or any part thereof, whether or not located in the Project.

     "Land": The real estate upon which the Building and associated improvements and landscaping are located as more particularly described on Exhibit "A-2" attached hereto and made a part hereof for all purposes.

     "Project": The Building(s) in the Center and the Land.

     1.3  Term:

     "Lease Term": Commencing on December 15, 1996 (except as may be modified by the Special Provisions sections of this Lease) (the "Commencement Date"), and continuing for a period of 10 years and 0 months, ending on the last day of the month immediately preceding the 1st anniversary of the Commencement Date (the "Termination Date") (subject to the provisions of
     Article 3).

     1.4  Rent and Other Charges:

     "Base Rent": Commencing on the Commencement Date, Base Rent shall be as follows:

                   Months I - 60             $7,800.00 per month
                   Months 61 - 96            $8,055.66 per month
                   Months 97 - 120           $8,233.33 per month

     "Percentage Rent": Six percent (6%) (Percentage Rent Rate") o ~Gross Sales (as hereinafter defined).

     "Prepaid Rent": $9,750.00

     "Rent": Collectively the Base Rent (herein defined), the Percentage Rent (herein Defined) and all other sums payable hereunder.

     "Security Deposit": $9,375.00.

     "Tenant's Proportionate Share": Three and seven -hundredths percent (3.07%), provided that upon any change in the size of the Premises or "he Project, such percentage shall be adjusted by Landlord to equal the total square footage of floor space contained within the Premises divided by the total square footage of floor space contained within the Project.

     Initial Estimated Common Areas Maintenance Charge: A minimum of $1,950.00 per month. It is agreed that the estimated $1,950.00 includes insurance and taxes.

     1.5  Use and Operation; Completion of Landlord's and/or Tenant's Work:


     "Permitted Use": a first-class, sit-down restaurant with a capacity for approximately customers, serving food and alcoholic beverages substantially in accordance with the menu attached hereto as Exhibit "H" and made a part hereof for a1I purposes, doing business as the "Deep Ellum Cafe," and for no other purpose.

     "Operating Hours": At 'least 5 days per week, from 11:00 a.m. until 7:00 p.m.


     "Landlord's Work":

     [] Landlord shall perform work with respect to the Premises in accordance with Exhibit "B", attached hereto.



     [x] Delivery and acceptance of the Premises is not contingent upon any work to be performed by Landlord.

     "Time for Completion of Tenant's Work": Within 60 days after the date hereof.

Each of the foregoing basic provisions and defined terms shall be construed in conjunction with and limited by the references thereto in the other provisions of this Lease.

 ARTICLE 2 - GRANTING CLAUSE

     2.1 Grant. Landlord, in consideration of the obligation of Tenant to pay Rent as herein provided and in consideration of the other terms, covenants and conditions hereof, hereby demises and leases to Tenant and Tenant hereby rents and takes from Landlord the Premises, TO HAVE AND TO HOLD the Premises for the Lease Term unless sooner terminated as herein provided, except that in the event the Commencement Date is a day other than the first day of a calendar month, the Lease Term shall extend for the number of years and months provided under
Section 1.3 above in addition to the partial calendar month following the Commencement Date, all upon the terms and conditions and subject to the limitations, restrictions and reservations herein provided.

     2.2 Changes to Project. Exhibit "A-l", attached hereto, depicts the approximate location of the Premises and other improvements constituting a part of the Project. Landlord hereby reserves the unrestricted right at any time to change the size, location and/or configuration of the Common Areas (as hereinafter defined), expand areas within the Project, and change the name, logo, signs, size, location and/or configuration of the Building(s) within the Project, and otherwise alter or modify the Project.

     2.3 Rights Reserved to Landlord. Tenant shall receive by virtue of this Lease only the rights and privileges herein specifically granted and/or leased to Tenant, and Landlord specifically reserves to itself, without limiting the generality of the foregoing (i) the exclusive use of the roof of the Building in which the Premises are located (including, without limitation, the installation of antennae, signs, displays, equipment and/or other objects, as well as the right to construct additional stories if Landlord so elects), exterior walls, and the area above and below the Premises, (ii) the right to place in the Premises (above ceilings, below floors or next to columns and in such manner as to reduce to a reasonable minimum the interference with Tenant's use of the Premises), utility lines, pipes and the like to serve premises other than the Premises and to enter the Premises to replace and maintain and repair such utility lines, pipes and the like in, over and upon the Premises as may have been installed therein, (iii) the right to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Project, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entry ways, public space and corridors in the Project, to interrupt or temporarily suspend services and facilities, and to change the arrangement and location of entrances or passage ways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Project, and (iv) to take all such reasonable measures as Landlord may deem advisable for the security of the Project and its tenants, including without limitation, the search of all persons entering or leaving the Project, the evacuation of the Project for cause, suspected cause, or for drill purposes, the temporary denial of access to the Project and the closing of the Project after normal business hours, subject, however, to Tenant's right to admittance after such closing under such reasonable regulations as Landlord may prescribe from time to time. The exercise by Landlord of any of the rights and privileges reserved in this Section 2.3 shall not affect any of Tenant's obligations hereunder or result in any abatement of Rent, provided that the Premises shall continue to be reasonably accessible.

 ARTICLE 3 - ACCEPTANCE

     3.1  Acceptance and Delivery of Premises.

          A. Unless acceptance of the Premises is contingent upon construction to be completed as set forth on Exhibit "B" attached hereto and made a part hereof for all purposes, by occupying the Premises, Tenant shall be deemed to have (i) accepted the same as of the Commencement Date, subject to all applicable laws, ordinances and regulations, and (ii) acknowledged that the same are in good condition, are suitable for Tenant's proposed use, and comply fully with Landlord's covenants and obligations hereunder. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purpose. Tenant shall complete all of Tenant's Work within 60 days after the date hereof, at Tenant's sole cost and expense (subject to reimbursement as set forth in Exhibit "C" hereof), and shall, without limiting the foregoing, equip the Premises with all trade fixtures and other personal property necessary or proper for the complete operation of Tenant's business therein and shall open for business not later than the first business day following the expiration of such 60-day period.

          B. If acceptance of the Premises is contingent upon construction to be completed as set forth on Exhibit "B", attached hereto, then the Lease Term and the payment of Rent shall commence on the day that Landlord has advised Tenant that Landlord's Work (as defined in Exhibit "B") is substantially completed (excluding finishing work will not interfere with Tenant's possession and use of the Premises) and the Premises are "ready for occupancy. " In the event that such work is to be undertaken by Landlord, then Landlord's obligations with respect thereto and with respect to delivery of the Premises shall be governed by the provisions of Exhibit "B", attached hereto.

          C. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date. Landlord's non-delivery of the Premises to Tenant on that date shall not affect this Lease or the obligations of Tenant hereunder except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant and the lease term shall be extended for a period equal to the delay in delivery of possession of the Premises plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Premises to Tenant within ninety (90) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the expiration of such 90-day period. If Tenant gives such notice, this Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations hereunder. If Tenant does not give such notice, Tenant's right to cancel this Lease shall expire and the Lease Term shall commence on the delivery of possession of the Premises to Tenant. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and the expiration date of this Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of this Lease.

     3.2 Further Work by Landlord in the Center. Tenant acknowledges that Landlord may from time to time undertake construction, remodeling and renovation work with respect to the Building, the Land and the Project of which the Premises are a part. In connection with such work, Tenant further acknowledges that Tenant may suffer certain inconveniences, such as temporary lack of access to certain areas. Tenant hereby waives and relinquishes all claims which it may at any time have against Landlord with respect to any such work and agrees that no actions taken by Landlord in connection therewith shall in any event relieve Tenant of any of its obligations under this Lease, including, without limitation, the obligations to pay all Rent due hereunder.

 ARTICLE 4 - RENT

     4.1 Prepaid Rent and Security Deposit. Landlord hereby acknowledges receipt from Tenant of the Prepaid Rent, which shall be applied to the first occurring installments of Rent, and Landlord acknowledges the receipt of the Security Deposit, which shall be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit is not an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any default, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrearages of Rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease.

     4.2 Base Rent. Tenant shall pay to Landlord, at Landlord's address set forth in Section 1.1 hereof or at such other place as shall be designated from time to time by Landlord without any prior demand therefor and without any deduction or set-off whatsoever, monthly Base Rent due in advance on the first day of each month during the term of this Lease. If the Commencement Date falls on a day other than the first day of a calendar month, Tenant shall pay on the Commencement Date a pro rata portion of the monthly installment of Base Rent prorated on a per them basis with respect to the partial calendar month from and after the Commencement Date. Any Prepaid Rent received by Landlord shall be applied first to accruing monthly installments of Base Rent.

     4.3 Percentage Rent. In addition to the Base Rent, Tenant shall pay to Landlord, at the address specified in Section 1. 1 hereof or at such other place as shall be designated from time to time by Landlord, without any prior demand therefor and without any deduction or set-off whatsoever, monthly Percentage Rent on or before the 15th day of each calendar month during the term of this Lease, in an amount equal to the product of the Percentage Rent multiplied by the total Gross Sales (as defined in Section 4.6 below) made in or from the Premises during the preceding full or partial calendar month, after deducting therefrom the Base Rent previously paid with respect to such month. In the event the total monthly payments of Percentage Rent for any full or partial Lease Year (as herein defined) shall be less than the actual Percentage Rent payable for such full or partial Lease Year, Tenant shall pay to Landlord the deficiency within 30 days after the end of such full or partial Lease Year. In no event shall the Rent to be paid by Tenant with respect to any full Lease Year be less than the annual Base Rent.

     4.4 Delinquent Rent. If Tenant fails in two consecutive months to make payments of Rent within 10 days after the same become due, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (in addition to any interest accruing pursuant to Section 4.7 below, as well as any other rights and remedies accruing pursuant to any other term, provision or covenant of this Lease), that the Base Rent be paid quarterly in advance instead of monthly and that all future Rent payments be made on or before the due date by cash, cashier's check, or money order if Landlord elects not to accept Tenant's personal or corporate check in payment of Rent as provided in this Lease. Any acceptance of a monthly Rent payment or of a personal or corporate check thereafter by Landlord shall not be construed as a subsequent waiver of said rights.

     4.5 Definition of Lease Year. As used herein, the term "Lease Year " shall mean a period of 12 consecutive months, commencing on the first day of January of each year and ending on the last day of December of such year, provided that the first Lease Year shall commence on the Commencement Date and end on the last day of December of the year in which the Commencement Date occurs and the last Lease Year shall end on the Termination Date.

     4.6 Definition of Gross Sales. The term "Gross Sales" shall mean and include the entire amount of the sales price, whether for cash or otherwise, of all sales of merchandise (including gift and merchandise certificates), services and all other receipts whatsoever of all business conducted in or from the Premises, whether by Tenant or a subtenant, assignee, concessionaire or other occupant, including mail or telephone orders received or filled at the Premises, deposits not refunded to purchasers, orders taken at the Premises (although such orders may be filled elsewhere), sales to employees, sales through vending machines or other mechanical devices or which Tenant in its normal and customary course of business would credit or attribute to its business in the Premises. Each installment or credit sale shall be treated as a sale for the full price in the month during which such sale is made, irrespective of the time when Tenant shall receive payment from its customer. No deduction shall be allowed for uncollected or uncollectible credit accounts. Gross Sales shall not include (1) any sums collected and paid for any sales or excise tax imposed by any duly constituted governmental authority where the amount of such tax is separately charged to the customer, (2) the exchange of merchandise between the stores of Tenant, if any, where such exchanges of goods or merchandise are made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which has theretofore been made at, in, from or upon the Premises and/or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made at, in, from or upon the Premises, (3) the amount of returns to shippers or manufacturers, (4) the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant or (5) sales of Tenant's fixtures. Gross Sales shall exclude complimentary food and beverage for the manager, employees and partners of Tenant, but not to exceed in the aggregate 2% of Gross Sales.

     4.7 Late Charge on Past Due Rent. In the event any Rent due under this Lease is not received within five (5) days after its due date for any reason whatsoever, in addition to all other amounts payable by Tenant hereunder, at Landlord's option, but only to the extent allowed by applicable law and not in excess of the amount allowed by applicable law, Tenant shall pay to Landlord a late charge in an amount (as solely determined by Landlord) of up to 10% of the amount of the delinquent installment of Rent in order to compensate Landlord for the additional expense involved in handling such delinquent payment. Each such late charge shall be payable as additional Rent hereunder, shall not be considered as a deduction from Base Rent or Percentage Rent, and shall be payable immediately on demand.

     4.8 Promotional Fund. In the event Landlord shall establish a promotional fund to pay for advertising and other marketing activities of the Center for all tenants (as may be determined by Landlord from time to time), Tenant shall pay whatever sums Landlord shall reasonably designate as Tenant's Proportionate Share of such promotional fund.

 ARTICLE 5 - RECORDS AND STATEMENTS

     5.1 Record. Tenant and each subtenant, assignee, licensee or concessionaire of Tenant shall keep in the Premises a permanent accurate set of books and records of all sales of merchandise and revenue derived from business conducted in the Premises, including the following: cash register tapes or sales slips; order records; records of transactions with subtenants, assignees, concessionaires and licensees; shopping records; records of merchandise returned; tax reports; banking records; and such other records as may be needed to permit an effective audit of sales. All such records shall be retained and preserved for at least 24 months after the end of the Lease Year to which they relate, and shall be subject to inspection and audit by Landlord and its agents at all reasonable times.

     5.2 Monthly Reports. On or before the 10th day after the expiration of the month in which the Commencement Date falls and on or before the 10th day of each calendar month thereafter during the remainder of the Lease Tenn, Tenant shall prepare and deliver to Landlord a statement of Gross Sales during the preceding calendar month in such form as Landlord may require, certified to be correct by Tenant or Tenant's authorized representative.

     5.3 Annual Report. On or before the 30th day after the expiration of each Lease Year and the 30th day after the expiration or termination of this Lease, Tenant shall deliver to Landlord a statement, sworn to by Tenant or Tenant's authorized representative and certified to be correct by an independent Certified Public Accountant acceptable to Landlord, showing Gross Sales during the immediately preceding Lease Year. In the event any provision of this Lease, or the enforcement thereof by Landlord, requires accounting for Gross Sales and the payment of Percentage Rent for any period less than 12 months, such shorter period shall be treated as one year for the purposes of an annual statement and such statement shall be delivered to Landlord within 30 days after termination of such shorter period. With each such annual statement or statements for a shorter period, Tenant shall pay to Landlord any and all sums due hereunder and then remaining unpaid for the entire period covered by such statement. In the event the annual statement shall reflect that Percentage Rent due with respect to the period covered by such statement is less than the Percentage Rent actually paid by Tenant and received by Landlord, Landlord shall refund the excess to Tenant within 30 days after the date of receipt of such statement if Tenant is not then in default hereunder (subject, however, to any further adjustment which may be required under Section 4.5 below).

     5.4 Audit. In the event Landlord is not satisfied with any statement of Gross Sales submitted by Tenant, Landlord shall have the right to cause its auditors to audit all books and records, wherever located, pertaining to sales made in or from the Premises. If the amount of Gross Sales reported in such statement or statements are determined to be understated to an extent of more than 1-1/2% of the figures submitted by Tenant, the expense of such audit shall be borne by Tenant. Tenant shall promptly pay to Landlord any deficiency or Landlord shall promptly refund to Tenant any overpayment, as the case may be, which is established by such audit.

     5.5 Failure to Submit Statements. If Tenant fails to prepare and deliver promptly any monthly, annual or other statement required under this Article 5, Landlord may, in addition to exercising any of the remedies provided to Landlord under this Lease, or at law, make an audit of all books and records, including Tenant's bank accounts, which in any way pertain to or show Gross Sales, and prepare the statement or statements which Tenant failed to prepare and deliver. Such audit shall be made and such statement or statements shall be prepared by a public accountant to be selected by Landlord. The statement or statements so prepared shall be binding on Tenant, and Tenant shall pay all expenses of the audit and other services.

 ARTICLE 6 - USE AND CARE OF PREMISES

     6.1 Use. The Premises shall be occupied and used only for the Permitted Use and for no other purpose whatsoever. Without limiting the generality of the foregoing, Tenant shall not use the Premises, nor permit the same to be used, for the manufacture, sale, barter or trade of intoxicating liquors of any nature whatsoever, as the same shall be defined under the statutes of the United States or the state in which the Premises are located, unless and except as specifically stated herein. Tenant shall not conduct or permit to be conducted within the Premises any fire, auction, "going out of business", bankruptcy or similar sales or operate or permit to be operated within the Premises a "wholesale" or "factory outlet" store, a cooperative store, a "secondhand" store, a "surplus" store, a store commonly referred to as a "discount house" or a store in which customers purchase memberships. Tenant shall not advertise that it sells its products or services at "discount", "cut-price" or "cut-rate" prices.

     6.2 Restrictions on Use of Premises. Tenant shall not:

 the Premises;

     (1) permit any unlawful or immoral practice to be carried on or committed on

     (2) make any use or allow the Premises to be used in any manner or for any purpose that might invalidate or increase the rate of insurance on any policy maintained by Landlord;

     (3) keep or use or permit to be kept or used in the Premises any inflammable fluids, explosives or other materials deemed dangerous by Landlord or Landlord's insurance carrier without obtaining the prior written consent of Landlord;

     (4) use the Premises for any purpose which might create a nuisance or injure the reputation of the Premises, Landlord or the Project;

     (5) deface or injure the Premises or the Building in which the Premises are located;

     (6) overload the floors in the Premises;

     (7) commit or suffer any waste in or about the Premises;

     (8) permit any objectionable or unpleasant odors to emanate from the Premises;

     (9) place or permit any radio or television antennae or loud speakers or amplifiers on the outside of the Premises or where the same can be heard or seen outside the Premises;

     (10) place any awning or other projection on the exterior of the Premises except as specifically approved in writing by Landlord. Tenant further agrees that if Landlord permits it to install awnings, said awnings shall only be of the same design, color and quality of material as specified by the Landlord for the Building in which the Premises are a part, and Tenant further agrees to maintain and keep said awnings in such state of repair and to renew the same at intervals not greater than 3 years each, so that they present a first-class appearance at all times. If Tenant neglects and does not maintain or replace awnings as deemed necessary by the Landlord, it is agreed by both parties hereto that Landlord shall have the privilege, after giving Tenant 5 days' written notice, to order awnings repaired, replaced or renovated, as is deemed necessary by Landlord, and to charge the cost of same to the Tenant, and said cost shall be considered to be additional Rent and shall be payable immediately on demand. Tenant agrees it shall not install equipment of any kind on the exterior of the Premises without the prior written approval of Landlord and that Tenant shall assume and agree to pay for any and all damage resulting from said installation, removal or maintenance or lack of maintenance thereof;

     (11) use the Common Areas or other parts of the Project adjacent to the Premises (or the area between the storefront on the Premises and the lease line if the front is set back from the outer perimeter of the Premises) for sale or display of any merchandise or for any other business purpose or for public meetings or for entertainment, without the prior written consent of Landlord;

     (12) use or permit to be used any sound broadcasting or amplifying device which can be heard outside the Premises without the prior written consent of the Landlord; and

     (13) display or sell merchandise or allow carts, portable signs or devices or any other objects to be stored or to remain outside the defined exterior walls and permanent doorways or storefront of the Premises, and Tenant shall not solicit in any manner in any of the automobile parking facilities or Common Areas of the Project.

Tenant shall pay as additional Rent to Landlord any increase in the cost of insurance on the Premises or the Building in which the Premises are located as a result of any unauthorized use of the Premises by Tenant, but such payment shall not constitute in any manner a waiver by Landlord of its right to enforce all of the covenants and provisions of this Lease, including, but not limited to, the provisions of this Lease requiring that the Premises be used only for the Permitted Use.

     6.3 Compliance with Law. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the cleanliness, safety, operation and use thereof and with the recommendations of any insurance company, inspection or rating bureau or similar agency, public or private, pertaining to the use and occupancy of the Premises or insurance rates applicable to the Premises.

     6.4 Signs and Advertisements: Display Windows.

          A. No sign, advertisement, display, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside of the Premises or inside, if visible from the outside (including, but not limited to, signs affixed to the exterior or interior surface of the plate glass in the storefront of the Premises), or the Building in which the Premises are located except with the prior written approval of Landlord. All such signs, displays, advertisements and notices of Tenant so approved by Landlord shall be maintained by Tenant in good and attractive condition at Tenant's expense and risk. Tenant shall include the address and identity of its business activities in the Premises in all advertisements made by Tenant in which the address and identity of any similar local business activity of Tenant is mentioned and shall not divert from the Premises any business which normally would be transacted there. Use by Tenant in advertising, letterheads or otherwise of the name of the Project or pictures or drawings of the Project and Building contained therein, or any distinctive trade name or trademark used by Landlord shall be subject to such restrictions and regulations as Landlord may prescribe from time to time.

          B. Without limiting or otherwise affecting the other provisions of this Lease whereby Tenant agrees not to perform certain acts without the prior written consent of Landlord, Tenant specifically covenants and agrees that, except for signs and lighting permitted in accordance with the provisions of Exhibit "D" attached hereto and made a part hereof for all purposes, and pursuant to the requirements set forth in the preceding paragraph of this Section 6.4, Tenant shall not (i) paint, decorate or make any other changes to the storefront of the Premises, (ii) install any exterior lighting or awnings, or any exterior signs, advertising matter, decoration or painting in or upon the Premises, (iii) install any drapes, blinds, shades or other coverings on the exterior windows and/or doors of the Premises, (iv) affix any window or door lettering, sign, decoration or advertising matter on any window or door glass in the Premises, or (v) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without the prior written consent of Landlord first had and obtained in each case. Tenant shall keep all signs installed in or on the Premises in good condition and in proper operating order at all times.

          C. Recognizing that it is in the interest of both Landlord and Tenant to have regulated hours of business for the retail areas, Tenant shall keep the display windows of the Premises electrically lighted (i) at least until midnight each day, including Sundays and holidays or (ii) during such business hours as Landlord shall set by notice to Tenant, whichever is the latest; provided, however, that Tenant shall keep such windows lighted during such shorter time period as Landlord shall designate in keeping with any energy conservation methods or such shorter time periods as may be designated by applicable governmental regulations.

     6.5 Care of Premise. Tenant shall take good care of the Premises and keep the same free from waste, rodents and insects at all times. Tenant shall participate at its expense in any joint or coordinated extermination efforts of Landlord and/or other tenants of the Project and in any event, shall utilize the services of a professional exterminator approved by Landlord at least once each year. Tenant shall keep the Premises, and sidewalks, serviceways, loading areas (if any) adjacent thereto neat, clean and free of dirt and rubbish at all times, and shall carefully store in an orderly manner all trash and garbage within the Premises. Tenant shall arrange for regular pickup of Tenant's trash and garbage, in accordance with the rules and regulations promulgated by Landlord as in effect from time to time, at Tenant's expense. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord, and at times prescribed by Landlord. Tenant specifically agrees not to use any loading areas specifically designated for use by any other tenants or occupants of the Project. Tenant shall not operate an incinerator or bum trash or garbage within the Project. In the event Landlord provides or causes to be provided pickup service for trash and garbage for any or all of the tenants, Tenant agrees to utilize such service. The cost of Tenant's use of such service shall be borne by Tenant.

     6.6 Electrical Equipment. Tenant shall not install any electrical equipment which overloads lines in or to the Premises. In connection with the installation or use of any electrical equipment, Tenant shall, at Tenant's own expense, make from time to time whatever changes are necessary to comply with the requirements of the insurance underwriters or insurance inspectors designated by Landlord or Landlord's insurance carriers or governmental authorities having jurisdiction over the Premises. Tenant agrees not to use any electrical equipment containing a heating element unless the same is connected and operated in compliance with the insurance underwriters' specifications.

     6.7 Operation. Tenant shall keep the Premises open for business and shall diligently operate the business conducted therein at least the number of days and evenings per week and during the Operating Hours. Tenant shall conduct Tenant's business at all times in a first-class, high-grade manner consistent with reputable business standards and practices, in good faith and in such manner that Landlord will at all times receive the maximum amount of Rent for the operation of the business in the Premises. Tenant shall keep the Premises adequately stocked with new merchandise in first-class condition. Tenant shall not use any portion of the Premises for storage or other purposes except as customary in connection with the use for which the Premises are leased. Tenant shall conduct Tenant's business under the Tenant's Trade Name unless and until Landlord consents in writing to the use of another trade name in connection with such business.

     6.8 Radius. Tenant shall not directly or indirectly engage in or own or operate any business similar to that authorized to be conducted hereunder, or use the same or similar trade name in connection with any business, within a 3-mile radius of the Premises during the term of this Lease and any extension or renewal thereof; provided, however, that nothing herein shall be construed to prevent continued operation of any of Tenant's stores within such radius existing on the date hereof. Without limiting the generality of the provisions of the foregoing sentence, and without limiting the right of Landlord to exercise any remedies provided for in this Lease by reason of any breach by Tenant of the provisions in the foregoing sentence, in the event Tenant shall engage in any such business in breach of the foregoing sentence, Landlord shall have the right to elect to include the gross sales derived from any such business (which shall be defined in the same manner as "Gross Sales" is defined hereunder) in the Gross Sales under this Lease for the purpose of computation of Percentage Rent payable under this Lease as though such sales had actually been made at, in or from the Premises. Landlord shall have all rights of inspection of books and records with respect to such stores or businesses as it has with respect to the Premises, and Tenant shall furnish to Landlord such reports with respect to the gross sales from such other store or business as it is herein required to furnish with respect to the Premises.

     6.9 Rules and Re2ulations. Tenant shall comply with all rules and regulations pertaining to the Premises and businesses operated therein promulgated by Landlord from time to time. The rules and regulations in effect on the date of execution of this Lease, if any, are set forth on Exhibit "E" attached hereto and made a part hereof for all purposes. Landlord may amend, modify, delete or add new and additional reasonable rules and regulations for the use and care of the Premises, the Building of which the Premises are a part, the Common Areas and other parts of the Project, and Tenant shall comply with all such amended, modified, new or additional rules and regulations upon notice to Tenant from Landlord or upon the posting of same in such place within the Project as Landlord may designate. In the event of any breach of any rules and regulations herein set forth or any amendments or additions thereto, Landlord shall have all remedies in this Lease provided for defaults by Tenant.

     6.10 Project Name. Landlord reserves the right at any time to designate a name for the Project, to change the name of the Project and to change the address or designation of the Premises.

     6.11 Compliance with Applicable Environmental Laws.

          A. Tenant will not cause or permit the Premises to be in violation of any Applicable Environmental Laws (as hereinafter defined), or do or permit anything to be done which will subject the Premises to any remedial obligations under any Applicable Environmental Laws. Tenant will promptly notify Landlord in writing of any existing, pending or threatened investigation by any governmental authority under or in connection with any Applicable Environmental Laws. Tenant will not use the Premises in a manner which will result in the disposal or release of any hazardous substances or solid waste on, from or to the Premises, and shall at all times keep the Premises free of all hazardous substances and wastes. If at any time during the existence of this Lease, Landlord receives information leading Landlord to believe that the Premises is not free of hazardous substances or wastes, then Tenant shall provide to Landlord, at Tenant's sole cost and expense and within a reasonable period of time following Landlord's request therefor, a current report by an environmental engineer acceptable to Landlord and covering such matters with respect to the Premises as may be required by Landlord. If Tenant fails to provide Landlord with such report within a reasonable period of time following Landlord's request therefor, Landlord shall have the right to obtain such report at Tenant's cost, and the same shall be a demand obligation owing by Tenant to Landlord. Tenant covenants to operate the Premises (whether or not such property constitutes a "Facility" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")), so that no cleanup or other obligation arises in respect of CERCLA or other Applicable Environmental Law which would constitute a lien or charge on the Premises. If any such claim is made or any obligation should nevertheless arise hereafter, Tenant agrees that it will, at its own expense, (a) promptly cure same and -(b) indemnify Landlord from any liability, responsibility or obligation in respect thereof or in respect of any cleanup or other liability (regardless of whether or not Landlord may be deemed to be an "owner or operator" under CERCLA) for any reason including, but not limited to, the enforcement of Landlord's rights under this Lease or any obligation of law. For the purposes hereof, the term "Applicable Environmental Laws" shall mean and include (i) The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, (ii) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, (iii) the Spill Compensation and Control Act, and (iv) any and all other federal, state, county, city or municipal environmental or health laws, rules, regulations, orders or ordinances at any time applicable to the Premises.

          B. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, proceedings, actions and causes of action (including without limitation all attorneys' fees and expenses) arising out of or relating, directly or indirectly, to any violation or alleged violation by Tenant of any Applicable Environmental Law, now existing or hereafter arising. The provisions of this Section 6. 11 shall survive the expiration or termination of this Lease.

     6.12 Americans With Disabilities Act. Tenant shall be responsible for compliance with the Americans With Disabilities Act of 1990, as amended from time to time, and related state and municipal laws and regulations, and all matters regarding both the configuration of the Premises (the interior as well as all public and/or employee door entrances) and Tenant's. business operations at the Premises.

ARTICLE 7 - UTILITIES

     7.1 Utility Service Lines. Landlord agrees to cause to be provided and maintained the necessary mains, conduits and other facilities necessary to supply chilled water, gas (at Landlord's discretion only), electricity, telephone service and sewage service to the Premises in accordance with and subject to the provisions of this Lease.

     7.2 Utility Service Charges. Tenant shall promptly pay all charges for electricity, water, gas (if provided), telephone service, sewage service and other utilities furnished to the Premises. Landlord may, if Landlord so elects, furnish one or more utility services to Tenant and in such event, Tenant shall purchase the use of such services as are tendered by Landlord, and shall pay on demand as additional Rent the monthly charges established therefor by Landlord. To the extent landlord provides heating and air-conditioning to the Premises during the term of this Lease, Landlord may use flow or electric meters to determine the charges thereof to be paid by Tenant and such charges will be paid by Tenant on a monthly basis within 10 days after the receipt by Tenant of invoices therefor from Landlord. It is understood that Landlord may estimate the charges payable by Tenant each month and in such event, Landlord will advise Tenant by written notice after the end of each Lease Year of the exact amount of heating and air-conditioning charges payable by Tenant for that Lease Year, and any amounts determined to be due by Tenant shall be paid by Tenant to Landlord within 10 days after the receipt of such notice by Tenant. If it is determined by Landlord after any Lease Year that Tenant has paid any excess amounts during such year, the excess amount shall be credited against any amounts thereafter payable by Tenant for heating and air-conditioning charges. Without limiting the generality of the foregoing, Landlord may furnish Tenant chilled water and electrical services and in such event, Tenant shall pay on demand as additional Rent the charges established therefor by Landlord. Landlord may at any time discontinue furnishing any utility service without obligation to Tenant other than to connect the Premises to the public utility, if any, furnishing such service.

     7.3 Interruption of Utility Service. Landlord shall not be liable for any interruption whatsoever in utility services not furnished by Landlord, nor for interruptions in utility services furnished by Landlord which are due to fire, accident, strike, acts of God or other causes beyond the control of Landlord, or in order to make alterations, repairs or improvements.

ARTICLE 8 - OPERATION AND MAINTENANCE OF COMMON AREAS

     8.1 Definition of Common Areas. The term "Common Areas" shall mean the improvements and portions of the Project which have been designated in this Lease or which are hereafter so designated by Landlord and provided for common use by or for the benefit of more than one occupant of the Project including, without limitation (if and to the extent facilities therefor are provided at the time in question and are in or provided wholly or partially for the use or benefit of tenants in the Project), entrances and exits to and from the Project and to and from the public streets abutting the Project; truck passageways, loading courts, loading platforms, truck docks and truck maneuvering areas; service corridors and stairways and/or loading facilities; landscaped areas; on-site or off-site signs identifying or advertising the Project; exterior walks, sidewalks and arcades; stairs, stairways, elevators, escalators, ramps and any other pedestrian direction and control measures; interior corridors, arcades and balconies; directory signs and equipment; underground storm and sanitary sewers, utility lines and the like to the junction box serving one occupant exclusively, and any of the foregoing which serves the Common Areas; sprinkler systems, fire protection and security alarm systems; wash rooms, comfort rooms, drinking fountains, toilets; maintenance areas; custodial facilities.

     8.2 Nonexclusive Use. Landlord hereby grants to Tenant, its agents, employees, customers and invitees, the nonexclusive right to use during the term of this Lease the Common Areas from time to time constituted, in common with Landlord, other tenants in the Project and their agents, employees, customers and invitees and other persons permitted by Landlord to use all or part of the Common Areas. Tenant shall not at any time interfere with the use of any part of the Common Areas by Landlord, other tenants in the Project or any other persons having the right to use the Common Areas.

     8.3  Management  of Common  Areas.  Landlord agrees to manage,  operate and maintain the Common Areas during the term of this Lease. The manner in which such areas and facilities shall be maintained and the expenditures therefor shall be at the sole discretion of Landlord, who shall have the right to adopt and promulgate reasonable rules and regulations, from time to time, including the right to designate parking areas for the use of employees of tenants of the Project or to restrict such employees from parking areas designated exclusively for customers or to prohibit entirely parking by such employees within the Common Areas. Upon request by Landlord, Tenant shall furnish a complete list of the names of Tenant's employees at the Premises who have automobiles, and the state license numbers of all motor vehicles operated by Tenant. Tenant shall cause its agents, employees, contractors, licensees, concessionaires and subtenants to comply with all rules and regulations pertaining to the use of the Common Areas and the parking of cars therein.

     8.4 Common Areas Maintenance Costs.

     A. All costs and expenses ("Operating Expenses") of every kind and nature paid or incurred by Landlord (including reasonable and appropriate reserves) in operating, managing, equipping, controlling, lighting, repairing, replacing, insuring and maintaining all Common Areas and in managing and operating the Project shall be apportioned between the tenants in the Project and Tenant shall share in the portion of the Operating Expenses apportioned in the manner provided under this Section 8.4. Operating Expenses shall likewise include (but not be limited to) all costs and expenses incident to maintaining and repairing as reasonably required to maintain the Common Areas in the same condition as the same was in as of the original completion thereof and the costs of providing heating, ventilating and air-conditioning to the Common Areas, water, sewer, gas, electricity and other utility charges; premiums for liability, business interruption, property damage, fire, extended coverage, malicious mischief, vandalism, workers' compensation, employer's liability and other casualty and/or risk insurance procured by Landlord in connection with the Project; contractor fees, contractor costs and personnel compensation; m4pagement fees and legal and accounting services; unemployment taxes, social security taxes, and personal property taxes; fees for permits and licenses; scheduling and compensation of security and other personnel, operation and repairs of loudspeakers and any equipment supplying music or intercom capability to the Common Areas; all costs and expenses of replanting and replacing flowers and landscaping; reasonable rental costs for leased equipment and repair and depreciation expenses for equipment owned by Landlord and used in the operation and maintenance of Common Areas; glass cleaning; costs and expenses of cleaning and removal of rubbish, dirt and debris from the Common Areas; administrative - costs equal to 15 % of the total costs of the Operating Expenses; but there shall be excluded costs of equipment properly chargeable to capital accounts and depreciation of the original cost of constructing the Common Areas. Operating Expenses shall be determined in accordance with the generally accepted accounting principles by Landlord's accountants for each Lease Year, and such determination shall be binding and conclusive on Tenant for all purposes hereof.

     B. Tenant's Proportionate Share of Operating Expenses and other charges payable by Tenant under this Section 8.4 shall be paid as additional Rent and Tenant agrees to pay such additional Rent in advance in monthly installments, based upon Landlord's estimates of the

Operating Expenses and other charges, as set forth in statements or bills submitted therefor by Landlord to Tenant, on or about the first day of each calendar month within the term of this Lease (or such other periodic intervals as shall be determined by Landlord, in its discretion). Landlord may estimate Operating Expenses for an entire Lease Year or other period and may revise any such estimates at any time and from time to time. Within 90 days after the end of each Lease Year during the term of this Lease, Landlord shall furnish to Tenant a statement in reasonable detail setting forth the computation of the actual Operating Expenses and other sums payable under this Article 8 (as allocated by Landlord) for such Lease Year and thereafter there shall be a prompt adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, so that Landlord shall receive the entire amount of Tenant's Proportionate Share of Operating Expenses and such other sums for such Lease Year.

ARTICLE 9 - TAXES

     9.1 Tenant's Proportionate Share of Real and Personal Property Taxes. Real estate and personal property taxes, including, but not limited to, ad valorem taxes, both general and special (the "Taxes"), levied or assessed against the Center, the Land, all improvements situated on the land (including, but not limited to, the Building) and Building Facilities shall be apportioned to the Premises in accordance with the provisions of this paragraph, which apportioned sum shall be included as an Operating Expense under this Lease to be paid by Tenant as additional Rent. The portion of such Taxes apportioned by Landlord to the Premises shall be Tenant's Proportionate Share of such Taxes, and such determination by Landlord shall be binding and conclusive on Tenant. Landlord may change the method of rendering the Land or improvements in the Project at any time and from time to time. In the event any Building Facilities are utilized in connection with the operation or maintenance of the Premises, the taxes levied or assessed against such Building Facilities shall be apportioned between the Premises and such other portions of the Project based upon the utilization of the same in connection with the operations or maintenance of the Premises, the relative values of the various portions of the Project (including the Building) with respect to which the same are utilized or in any other manner determined by Landlord which is in accordance with generally accepted accounting principles. Any additional Rent due under this paragraph shall be paid by Tenant to Landlord within 10 days after receipt by Tenant of a statement from Landlord setting forth the amount of the Taxes and Tenant's share thereof. In the event the term of this Lease does not begin or end on the first day of a calendar year, any payment due under this paragraph with respect to the fractional calendar years following the Commencement Date or preceding the termination or expiration of this Lease shall be pro rated.

     9.2 Taxes on Additions to Premises. Tenant shall pay on demand, as additional Rent, any and all increases in the real estate taxes and assessments levied on the Center, the Land and/or the Building by reason of any addition or improvements to the Premises made by Tenant or any subtenant or other occupant of the Premises, whether or not such alterations or improvements have been made with the written consent of Landlord. The amount of such additional taxes levied against the Project by reason of such additions or improvements shall be determined by the assessor of the taxing authority.

     9.3 Taxes on Leasehold Improvements. Tenant shall render to the applicable taxing authority for assessment as personal property all leasehold improvements to the Premises and shall provide any information relating to such leasehold improvements requested by such applicable taxing authority (including, but not limited to, special assessments), prior to the time such taxes become delinquent. Tenant shall, upon request from Landlord, furnish to Landlord proof of payment of such taxes. In the event any leasehold improvements shall be deemed to be real estate, Tenant shall pay to Landlord, upon demand, as additional Rent, the amount of any taxes levied as against Landlord's property by reason thereof.

     9.4 Other Taxes. Any excise, transaction, rent, sales or privilege tax (except income tax) now or hereafter levied or imposed upon Landlord by any government or governmental agency on account of, attributed to or measured by rent or other charges or prorations payable under this Lease shall be paid by Tenant to Landlord, upon demand, as additional Rent along with the other rent and sums payable under this Lease.

ARTICLE 10 - REPAIR AND MAINTENANCE OF PREMISES

     10.1 Landlord's Repairs. Landlord shall keep the foundation and structural portion of the exterior walls of the Premises (specifically excluding the storefront) in good repair, except that any repairs required by reason of a casualty or condemnation shall be governed by the terms of Articles 11 and 17 of this Lease. In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord, and Landlord shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after delivery of such written notice. If any repairs required to be made by Landlord under this paragraph are occasioned by any alterations or additions made by or through Tenant or the act or negligence of Tenant, its agents, employees, subtenants, licensees or concessionaires, Tenant shall pay to Landlord upon demand, as additional Rent hereunder, all costs incurred by Landlord in making such repairs. In the event any repairs are required to be made by Landlord, Tenant shall, at Tenant's sole cost and expense, promptly remove Tenant's fixtures, equipment, inventory and other property to the extent required by Landlord to enable Landlord to make such repairs. In the event Tenant fails to promptly remove its fixtures, equipment, inventory and other property as provided in the immediately preceding sentence, Landlord shall have the right to move such property to the extent necessary to enable Landlord to make its repairs without any liability whatsoever to Tenant, and Tenant shall pay to Landlord upon demand, as additional Rent, the costs incurred by Landlord in moving Tenant's property.

     10.2 Tenant's Repairs. Tenant shall keep the Premises in good, clean condition and shall, at Tenant's sole cost and expense, make all needed repairs and replacements, including, but not limited to, repair and replacement of the air-handling unit serving the Premises and all heating and air-conditioning equipment or systems within the Premises, replacement of cracked or broken glass, repair and replacement of all plumbing and electrical service lines within the Premises, repair and replacement of fixtures, nonstructural portions of exterior walls, interior walls, floors, ceilings, signs (including exterior signs if permitted), any sprinkler system, interior building appliances and the like and repair, replacement and alterations required by any governmental authority, excepting only repairs and replacements required to be made by Landlord under Section 10. 1 above or under Article 11. If any repairs required to be made by Tenant hereunder are not made within 10 days after delivery of written notice to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs, and Tenant shall pay to Landlord upon demand, as additional Rent hereunder, the cost of such repairs, plus interest at the rate of 12 % per annum from the date of payment by Landlord until repaid by Tenant. Tenant, at Tenant's sole cost and expense, shall repaint, repair and remodel (subject, however, to the limitations contained in Article 12) the Premises, or any part thereof as may be required from time to time to assure that the same are kept in a first-class, tenantable and attractive condition throughout the term of this Lease.

 ARTICLE 11 - DAMAGE TO PREMISES

     In the event (a) the Premises are damaged by fire, explosion or other casualty insured under Landlord's fire and extended coverage insurance policy (herein called an "Insured Casualty") to the extent of 25 % or more of the insurable value thereof immediately preceding the casualty, (b) the Building is damaged by an Insured Casualty to the extent of 50% or more of the insurable value thereof immediately preceding the casualty, (c) the Premises are damaged by a casualty or occurrence other than an Insured Casualty or (d) the holder of a mortgage, deed of trust or other lien on the Premises or Building elects to require the use of all or a part of Landlord's insurance proceeds, Landlord may terminate this Lease by giving Tenant written notice of termination within 30 days after the happening of the event causing the damage. In the event the damage is not sufficiently extensive to give rise to Landlord's option to terminate this Lease or if Landlord does not elect to terminate this Lease, Landlord shall promptly repair and replace the improvements furnished pursuant to Exhibit "C" attached hereto which existed at the time of such damage or destruction, to the condition existing immediately preceding such fire, explosion or other casualty. Upon completion of such repairs and replacement by Landlord, Tenant shall promptly repair or replace all portions of the Premises not repaired or replaced by Landlord and repair or replace all furniture, fixtures and equipment to the condition existing immediately preceding such fire, explosion or other casualty at Tenant's sole cost and expense. All work by Tenant shall comply with the requirements and limitations contained in Exhibit "C" attached hereto and made a part hereof for all purposes. During any period of reconstruction or repair of the Premises, Tenant shall operate its business in the Premises to the extent practicable. If the casualty or the repairing or rebuilding shall render the Premises untenantable in whole or in part, a proportionate abatement of the Base Rent (but not Percentage Rent or other charges payable under this Lease) shall be allowed from the date on which the damage occurred until the first to occur of (i) the date on which the Premises are again made tenantable or (ii) the expiration, after Landlord completes its repairs and restoration, of a period equal to the number of days provided under
Article 1 for the completion of Tenant's Work. The abatement shall be equal to the ratio that the number of square feet of the space rendered untenantable bears to the total area of the Premises.

ARTICLE 12 - ALTERATIONS

     12.1 Tenant Improvements. Tenant shall not attach any fixtures or articles to the Premises, or make any alteration, addition, improvement or change whatsoever in the Premises without in each instance securing the prior written consent of Landlord. All improvements and equipment installed as a part of Tenant's Work (as more particularly described in Exhibit "C" attached hereto) and all alterations, additions, improvements and changes in the Premises shall become upon completion the property of Landlord and, at the expiration or earlier termination of this Lease, the same shall be surrendered to Landlord as a part of the Premises without disturbance, molestation or injury.

     12.2 Tenant Construction. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements and at such times and in such manner as to cause minimal interference with other construction in progress and with the transaction of business in the Project. Without limiting the generality of the foregoing, Landlord shall have the right to require that such work be performed during hours when the Project is not open for business and in accordance with rules and regulations which Landlord may from time to time prescribe. During any period of such work, Tenant shall keep adequate fire extinguishers within the Premises. All costs of such work shall be paid promptly so as to prevent the assertion of any liens for labor or materials. Tenant agrees to indemnify Landlord and to hold Landlord harmless from and against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish bond or other security satisfactory to Landlord against any such loss, liability or damage. Whenever Tenant proposes to do any construction work within the Premises, Tenant shall first furnish to Landlord plans and specifications in such detail as Landlord may request covering all such work. Such plans and specifications shall comply with such requirements as Landlord may from time to time prescribe for construction within the Project. In no event shall any construction work be commenced within the Premises without Landlord's prior written approval of such plans and specifications ~ and evidence that all contractors and subcontractors maintain the insurance coverages required by Landlord.

ARTICLE 13 - TRADE FIXTURES

     Tenant shall, at Tenant's expense, install all trade fixtures in accordance with Exhibit "C" attached hereto. All unattached movable trade fixtures installed by Tenant which may be installed without drilling, cutting or otherwise defacing the Premises shall remain the property of Tenant. All other fixtures shall be the property of Landlord unless Landlord elects otherwise by written notice to Tenant.

ARTICLE 14 - LIENS

     Tenant shall promptly pay for any work done or material furnished in or about the Premises and will not permit or suffer any lien to attach to the Premises, any portion of the Project, the Land or Tenant's interest in this Lease and shall promptly cause any such lien or any claim which may arise by reason of any work undertaken by or through Tenant to be released; provided, however, that in the event Tenant desires to contest the claim represented by any lien, Tenant shall indemnify Landlord and provide to Landlord a corporate surety bond in an amount equal to twice the amount of the contested lien, issued by a surety company satisfactory to Landlord. Tenant shall have no authority or power, express or implied, to create or cause any lien, charge or encumbrance of any kind against the Premises, Building, Land, and/or the Project or any portion thereof.

ARTICLE 15 - INSURANCE

     15.1 Casualty Insurance. Tenant agrees at all times at its expense to keep its merchandise, fixtures, equipment, leasehold improvements and other property situated within the Premises insured against fire, with extended coverage, to the extent of 100% of the replacement value thereof. Tenant further agrees that at all times when "boiler" or "machinery," as those terms are defined for the purposes of boiler and machinery insurance, are located within the Premises, it will carry at its expense boiler and machinery insurance with a policy limit of not less than $200,000, insuring both Landlord and Tenant against loss or liability caused by the operation or malfunction of such boiler or machine. Such insurance shall be carried with companies authorized to transact business in the state in which the Premises are located satisfactory to Landlord, and shall be in form satisfactory to Landlord. Tenant shall obtain the written obligation of each insurance company to notify Landlord at least 10 days prior to cancellation of such insurance. Such policies or duly executed certificates of insurance shall be delivered to Landlord prior to the commencement of Tenant's occupancy of the Premises and renewals thereof as required shall be delivered to Landlord at least 30 days prior to the expiration of the respective policy terms. The proceeds to Tenant of such insurance shall not be used, except with the prior written consent of Landlord, for any purpose other than the repair or replacement of merchandise, fixtures, equipment, leasehold improvements and other property situated within the Premises.

     15.2 Liability Insurance. Tenant agrees to secure and carry the term hereof:

          (a) Commercial General Liability Insurance written on an occurrence basis with limits of at least $2,000,000 per occurrence/$2,000,000 annual aggregate, with no deductible, covering claims of bodily injury, property damage and contractual liability covering the agreements of Tenant in this Lease to indemnify Landlord from and against claims or causes of action arising out of injury or death of persons or damage to property; and

          (b) Automobile Liability Insurance with a combined single limit of $1,000,000 covering all owned, nonowned and hired automobiles; and

          (c) To the extent that Tenant is engaged in the sale of alcoholic beverages, Dram Shop Liability Insurance and or other insurance as may be required by Landlord protecting Landlord and Tenant for all liability arising out of the sale and consumption of beer, wine and other alcoholic beverages within the Premises, written on an occurrence basis with limits of at least $2,000,000 per occurrence.

All policies required by this section shall (i) be written by a company or companies acceptable to Landlord and authorized to transact business in the state in which the Premises are located, (ii) name Landlord and Landlord's property manager as additional insureds, and (iii) provide that Landlord shall be given a minimum of 30 days' notice by the insurance company prior to cancellation, termination or change of such insurance. Notwithstanding the above, Tenant shall increase the amount of the above coverages from time to time as may be required by Landlord or Landlord's mortgagee. Each such policy or policies shall contain a contractual liability endorsement covering the agreements of Tenant in this Lease to indemnify Landlord from and against claims or causes of action arising out of injury to or death of persons or damage to property. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof.

     15.3 Workers' Compensation Insurance. Throughout the term of this Lease, Tenant shall maintain in full force and effect a policy or policies of workers' compensation insurance in the minimum amount required by law, issued by an insurance company authorized to transact business in the state in which the Premises are located and acceptable to Landlord.

     15.4 Failure to Obtain Insurance. If Tenant should fail to comply with the foregoing requirements of this Article 15 relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as additional Rent hereunder the premium cost thereof plus interest at the maximum lawful rate from the date of payment by Landlord until repaid in full by Tenant.

     15.5 Proportionate Share of Tenant. Tenant shall pay as additional Rent in monthly installments, in advance, costs of insurance ("Insurance Costs") maintained by Landlord with respect to the Project (including, but not limited to, the cost of casualty, rental abatement and liability insurance applicable to the Project and Landlord's personal property used in connection therewith). Tenant's Proportionate Share of such Insurance Costs shall be set forth in statements submitted by Landlord to Tenant on or about the first day of each calendar month during the term of this Lease. Landlord may estimate Insurance Costs for the entire Lease Year or other period and may revise any such estimates at any time and from time to time. Within 90 days after the end of each Lease Year during the term hereof, there shall be a prompt adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may be, so that Landlord will receive only Tenant's Proportionate Share of the actual Insurance Costs for such Lease Year. Tenant's Proportionate Share of Insurance Costs shall be determined on the same basis as Tenant's Proportionate Share of Operating Expenses as set forth in Article 8 hereof.

ARTICLE 16 - WAIVER OF CLAIMS

     16.1 Limitation of Claims Against Landlord. Landlord and Landlord's agents and employees shall not be liable for and Tenant hereby waives all claims for injury to persons or damage to property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or in the Project, including, but not limited to, all claims for damage resulting from (i) any equipment or appurtenances falling into a state of disrepair, (ii) Landlord's failure to keep the Premises or other part of the Project in repair, (iii) injury or damage done or occasioned by theft, wind, water, flooding, freezing, fire, act of God, explosion, earthquake, excessive heat or cold, vandalism, riot or disorder or other casualty, (iv) any defect in or failure of plumbing, heating or air-conditioning equipment, electric wiring or the installation thereof, gas, water, steam pipes, stairs, railings or walks,
(v) broken glass, the backing up of any sewer pipe or downspouts, the bursting, leaking or running of any tank tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises or the Building in which the Premises are located, the escape of steam or hot water, it being agreed that all of the same are under the control of Tenant, (vi) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, walks or any other place upon or near the Premises or otherwise, (vii) the falling of any fixture, plaster or stucco and (viii) any act, omission or negligence of other tenants or occupants of any premises in the Project or adjoining or contiguous buildings or owners of adjacent or contiguous property.

     16.2 Indemnity. Landlord shall not be liable for and Tenant shall indemnify, defend and hold harmless Landlord, its agents and employees, from and against any and all claims, liabilities, losses, damages and expenses, including attorneys' fees and court costs, for (i) injury to or death of any person or loss of or damage to any property in or upon the Premises, including the person and property of Tenant, its agents, employees, guests, invitees, licensees or others (it being understood and agreed that all property kept, stored or maintained in or upon the Premises shall be at the risk of Tenant), and (ii) injury to or death of any person or loss of or damage to any property in any portion of the Project caused by any act or omission of Tenant or any of Tenants agents, contractors, employees or invitees. Tenant acknowledges and agrees that its indemnity obligations hereunder cover and relate to, without limitation, any negligent action and/or omission (whether joint, comparative or concurrent) of Landlord and Landlord's agents, servants and employees. If Landlord shall be made a party to any action commenced by or against Tenant, Tenant shall protect and hold Landlord harmless therefrom and, on demand, shall pay all costs, expenses and reasonable attorneys' fees incurred by Landlord in connection therewith.

     16.3 Mutual Waiver of Subro2ation. Landlord, Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by fire or other casualty covered or required hereunder to be covered in whole or in part by fire and extended coverage insurance with respect to the Premises or in connection with property on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof (in the case of Landlord, insofar as and to the extent that the provisions of this paragraph will not invalidate any casualty insurance maintained by Landlord or cause the premiums therefor to be increased). Landlord and Tenant further agree that all fire and extended coverage insurance, boiler insurance and other casualty insurance carried by each covering losses arising out of destruction or damage to the Premises or its contents or to other portions of the Project shall provide for a waiver of rights of subrogation against Landlord or Tenant, as the case may be, on the part of the insurance carrier.

ARTICLE 17 - CONDEMNATION

     If any part of the Premises or more than 30% of the Common Areas shall be taken under eminent domain, or sale in lieu thereof, Landlord may, at Landlord's option, terminate this Lease as of the date when possession is taken by sending written notice of termination to Tenant. The entire compensation awarded in or by reason of any eminent domain proceedings or sale in lieu thereof shall belong to Landlord without any deduction therefrom for any present or future estate or interest of Tenant and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation together with any and all rights, estate and interest of Tenant now existing or hereafter arising in and to the same or any part thereof except for such part of such amount which by law can only be paid to Tenant. Tenant shall have no claim against Landlord by reason of such taking or termination and shall not have any claim or right to any portion of the amount that may be awarded or paid to Landlord as a result of any such taking.

ARTICLE 18 - ASSIGNMENT AND SUBLETTING

     18.1 Tenant's Interest. Tenant shall not sublet the Premises in whole or in part or grant any concession or license with respect to all or part of the Premises and shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or any interest therein without in each case the consent in writing of Landlord first had and obtained, nor shall Tenant permit any transfer of Tenant's interest created hereby or allow any lien upon Tenant's interest by operation of law, nor permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. In the event Landlord does consent to an assignment or subletting, (i) Tenant and any guarantor of Tenant's obligations under this Lease shall remain fully liable to perform all of their respective obligations under this Lease or any such guaranty and (ii) if the rent due and payable by an assignee or a sublessee under any such permitted assignment or sublease (together with any bonus or consideration therefor or incident thereto) exceeds the Rent payable hereunder, or if any consideration is payable to Tenant by the assignee', sublessee, licensee or transferee, then Tenant agrees to pay Landlord such excess rental, bonus or other consideration within 15 days after Tenant's receipt thereof. In the event Landlord incurs any attorneys' fees, brokerage commissions, costs for redecorating the Premises or other costs or expenses in connection with any assignment or subletting, Tenant shall reimburse Landlord the full amount of such costs or expenses upon demand. If Tenant is a corporation, partnership or other entity, and if at any time during the term of this Lease the person or persons or other entity owning a majority of its shares or other equity interests entitled to voting privileges shall cease to own a minimum of 51 % of such shares or other interests, such failure shall, unless consented to in writing by Landlord, be deemed to be an assignment of Tenant's interests hereunder and an Event of Default under Article 20 hereof.

     18.2 Landlord's Interest. In the event of the transfer and assignment by Landlord of its interest in this Lease and in the Building in which the Premises are located to a person or other entity expressly assuming the Landlord's obligations under this Lease, Landlord shall thereby be released from any further responsibility hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to Landlord to secure the performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest of Landlord, and, upon acknowledgment by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

 ARTICLE 19 - ACCESS TO PREMISES

     Tenant agrees that Landlord, its agents, employees and servants and any other person authorized by Landlord, may enter the Premises for the purpose of inspecting and making such repairs (structural or otherwise), additions, improvements, changes or alterations to the Premises or the Building in which the Premises are located as may be required under this Lease or as Landlord may elect, and to exhibit the same to prospective purchasers or mortgagees of the Project or part thereof, and to prospective tenants. Tenant grants to Landlord the right to place in and upon the Premises at such places as Landlord may determine "for rent" signs or notices during the last 90 days of the term hereof and Tenant undertakes and agrees that neither Tenant nor any person within Tenant's control will remove or interfere with such signs or notices. Any entry into, inspection of or repairs, additions, improvements, changes or alterations to the Premises or the Building in which the Premises are located by Landlord pursuant to this Article 19 shall not constitute an eviction of Tenant in whole or in part and the Rent payable hereunder reasonably shall not abate (to the extent that such work materially interferes with Tenant's ability to operate in the Premises) while such work is being done by reason of loss or interruption of business of Tenant or otherwise. In the event of any such repairs, additions, improvements, changes or alterations, Tenant shall, at Tenant's sole cost and expense, remove promptly Tenant's fixtures, equipment, inventory and other property to the extent required to enable Landlord to make such repairs, additions, improvements, changes or alterations. If Tenant or Tenant's agents or employees shall not be present to permit entry into the Premises at any time and for any reason entry therein shall be necessary or permissible under this Lease, Landlord or Landlord's agents or employees may enter the Premises by forcible entry without liability therefor and without terminating this Lease or in any manner affecting the obligations, covenants, terms or conditions herein contained, provided that Landlord shall repair any damage caused by such forcible entry. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation or liability whatsoever for care, supervision, repair, improvements, additions, change or alteration of the Premises or the Building in which the Premises are located or any part thereof other than as expressly provided in this Lease.

ARTICLE 20 - DEFAULT OF TENANT

     20.1 Events of Default. An event of default ("Event of Default") shall be deemed to have occurred if (a) Tenant shall fail to pay when due any installment of Rent (including, without limitation, Base Rent, Percentage Rent and Operating Expenses paid as additional Rent) or any additional Rent or any other sum payable under this Lease, or (b) default shall occur in procuring or maintaining any policy of insurance required under this Lease to be procured and maintained by Tenant, or (c) default shall occur in the prompt and full performance or observance of any term, covenant, condition or agreement of this Lease required to be performed or observed by Tenant, or (d) the Premises shall be vacated or abandoned, or shall cease to be used for the Permitted Use or operated during the Operating Hours, or (e) any proceeding shall be commenced to declare Tenant or any guarantor bankrupt or insolvent or to obtain relief under any chapter or provision of any bankruptcy or debtor relief law or act or to reduce or modify Tenant's or any guarantor's debts or obligations or to delay or to extend the payment thereof, or if any assignment of Tenant's or any guarantor's property shall be made for benefit of creditors, or if a receiver or trustee shall be appointed for Tenant or any guarantor or any of Tenant's or any guarantor's property or business or if Tenant or any guarantor shall admit in writing its inability to pay its debts or shall file any pleading requesting relief from its debts, or (f) Tenant shall do or permit to be done anything which creates a lien upon the Premises. Upon the occurrence of an Event of Default, Landlord may, at its option, without further notice or demand of any kind to Tenant or any other person, exercise any one or more of the following described remedies (in addition to all other legal or equitable remedies):

     A. Landlord may enter the Premises, without terminating this Lease, and perform any covenant or agreement or satisfy or observe any condition creating or giving rise to a default under this Lease and Tenant agrees to pay to Landlord on demand, as additional Rent, the amount expended by Landlord in performing such covenant or agreement or satisfying or observing such condition. Landlord, its agents or employees, shall have the right to enter the Premises and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant in whole or in part, nor relieve Tenant from the continued performance of all covenants, conditions and agreements of this Lease, and Tenant further agrees that Landlord shall not be liable for any claims for loss or damage to Tenant or anyone claiming through or under Tenant.

     B. Landlord may terminate this Lease and the Lease Term, in which event Landlord forthwith may re-enter and repossess the Premises without being liable for prosecution or any claim of damages therefor and Tenant shall pay at once to Landlord as liquidated damages the sum of all Rent and other indebtedness accrued to the date of termination plus the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including a sum of money equal to the Rent provided in this Lease to be paid by Tenant to Landlord for the balance of the Lease Term.

     C. Landlord may terminate Tenant's right of possession, without terminating this Lease, in which event Tenant agrees to surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises without being liable for prosecution or any claim for damages therefor, in whole or in part, with or without process of law and to repossess Landlord of the Premises or any part thereof and to expel or remove Tenant and any other person, firm or corporation who may be occupying or within the Premises or any part thereof and remove any and all property therefrom, using such force as may be necessary, without terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay Rent and perform any of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease which do not pertain to the actual use of the Premises, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer and without relinquishing Landlord's right to Rent or any other rights or remedies either hereunder or at law or in equity. Tenant hereby waives notice of any election made by Landlord under this Article 20, including demand for payment of Rent, demand for possession, and any and every other form of demand and notice prescribed by any applicable statute or law.

In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord, in addition to any sum provided to be paid above, broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises, the cost of removing and storing Tenant's or any other occupant's property, the cost of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants and all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including attorney's fees. Past due Rent and other past due payments shall bear interest from maturity at the maximum lawful per annum rate allowed by law until paid in full.

     20.2 Reletting of Premises. Upon and after entry into possession, without terminating this Lease, Landlord may relet all or any part of the Premises for such rent and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord in Landlord's sole discretion shall determine. Landlord shall not be obligated to accept any tenant offered by Tenant, or to observe any instruction given by Tenant with respect to such reletting or to the mitigation of damages of Landlord. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed desirable or convenient by Landlord. If the consideration collected by Landlord from time to time upon any such reletting for Tenant's account is not sufficient to pay the Rent reserved in this Lease (including Percentage Rent) and the cost of repairs, Tenant agrees to pay to Landlord the deficiency upon demand.

     20.3 No Waiver. The service of a notice to quit or vacate the Premises, demand for possession, notice that the tenancy hereby created will be terminated on any date, institution of an action of forcible detainer or ejectment or entering of a judgment for possession of the Premises (as distinguished from the termination of this Lease pursuant to an express notice from Landlord) shall not relieve Tenant from Tenant's obligation to pay the Rent hereunder during the balance of the term or any extension thereof, except as herein expressly provided. Institution by Landlord or Landlord's agents or attorneys of a forcible detainer or ejectment action to re-enter the Premises shall not be construed to be an election by Landlord to terminate this Lease. Landlord may collect and receive any Rent due from Tenant and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord may have in equity or at law or by virtue of this Lease at the time of such payment.

     20.4 Calculation of Rent Under Lease. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord, there shall be added to the Base Rent for each full or partial Lease Year (proportionately adjusted for partial Lease Years) during the period from the date of an Event of Default until the end of the term of this Lease a sum equal to the average Percentage Rent required to be paid hereunder by Tenant with respect to the 2 full Lease Years immediately preceding the date of such termination or reletting (or if 2 full Lease Years have not then elapsed, then the period between the Commencement Date of this Lease and the date of such termination or reletting with proportionate adjustment for partial years) multiplied by the number of Lease Years or portions thereof falling without such period.

     20.5 Costs, Expenses. Attorneys' Fees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant or Landlord shall employ an attorney to enforce the covenants and agreements of Tenant under this Lease, then Tenant shall pay all costs, expenses and attorneys' fees incurred or paid by Landlord in connection with such litigation or enforcement of Tenant's covenants and agreements.

     20.6 Subsequent Defaults. The failure of Landlord to insist upon strict performance by Tenant of any of the covenants, conditions and agreements contained in this Lease shall not be deemed a waiver of any of Landlord's rights or remedies hereunder and shall not be deemed a waiver of any subsequent breach or default by Tenant in any of the covenants, conditions and agreements of this Lease. No surrender of the Premises shall be effected by Landlord's acceptance of Rent or by any other means whatsoever unless the same be evidenced by Landlord's written acceptance of such as a surrender.

     20.7 Remedies Cumulative. All rights and remedies of Landlord herein created or reserved or otherwise existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as Landlord shall deem desirable.

ARTICLE 21 - LANDLORD'S LIEN

     In addition to any statutory landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all Rent and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures (including trade fixtures), furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated in the Premises, and all proceeds from the sale or lease thereof, and such property shall not be removed therefrom without the prior written consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein or by law, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated in the Premises, without liability for trespass or conversion and sell the same at private or public sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made. Unless otherwise required by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice to Tenant of a private or public sale shall be met if such notice is given in the manner prescribed in Article 24 of this Lease at least 10 days before the date of sale, Tenant agreeing that such notice affords Tenant sufficient opportunity prior to sale to obtain a hearing if desired by Tenant. Any public sale made under this Article 21 shall be deemed to have been conducted in a commercially reasonable manner if held in the Premises or where the property is located, after the time, place

Landlord by reason of a constructive or actual partial or total eviction or otherwise, Tenant shall not exercise any such right or remedy for default until
(a) it shall have given written notice of such act or omission to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust or similar security instrument affecting the Premises and (b) a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice during which Landlord and such holder(s), or either of them, their agents or employees, shall be entitled to enter upon the Premises and do therein whatever may be necessary to remedy such act or omission. During the period between the giving of such notice and the remedying of such act or omission, the Rent payable by Tenant for such period, as provided in this Lease, shall be abated and apportioned only to the extent that any part of the Premises shall be untenantable.

     22.3 Estoppel Certificates. Tenant agrees to furnish to Landlord from time to time when requested by Landlord a certificate signed by Tenant to the effect that this Lease is then presently in full force and effect, that Landlord is not then in default under this Lease and Tenant, does not claim any right of set-off against its obligation to pay Rent hereunder, if such is the case, and that Tenant is not in default under this Lease and has not prepaid any of the Rent due hereunder except to the extent expressly provided herein. Tenant further agrees to furnish to Landlord, from time to time when requested by Landlord, a letter of acceptance in conformity with any requirements made by any lenders which have or which may be conditionally obligated to make a loan secured in part by a lien against the Building in which the Premises are located. Tenant further agrees to furnish from time to time when requested any and all attornment agreements and/or estoppel certificates which may be required by any holder of indebtedness who has a lien on the Building.

     22.4 Title Encumbrances. This Lease and all rights of Tenant hereunder are further subject and subordinate to all applicable laws and ordinances regulating the use and operation of the Premises, and to all restrictive covenants, conditions, easements and other encumbrances affecting the Project.

ARTICLE 23 - SURRENDER OF PREMISES

     Upon expiration or termination of this Lease, either by lapse of time or otherwise, Tenant shall peaceably surrender to Landlord the Premises, including all alterations, additions, changes and improvements thereto and all fixtures thereon, other than Tenant's unattached movable trade fixtures remaining the property of Tenant, in broom-clean condition and in good repair, ordinary wear and tear and damage by fire or other casualty fully covered by Landlord's insurance excepted. Tenant agrees at Landlord's request to remove Tenant's trade fixtures (other than unattached movable trade fixtures) upon any such expiration or termination and to repair all damage to the Premises caused or revealed by such removal.

ARTICLE 24 - NOTICES

     Notices, statements and demands required or permitted to be given hereunder may be given by personal delivery to either party or any officer of the party to be notified, or may be sent by certified or registered mail, return receipt requested, postage prepaid, if to Landlord, at the address specified in Section
1. 1 hereof or to such other address as may be specified from time to time by Landlord by written notice, and if to Tenant, at the Premises or the address specified in Section 1. 1 hereof or to such other address as may be specified by written notice actually received by Landlord. Notices and demands sent in accordance with this Article 24 shall be deemed to have been delivered, whether or not actually received, when deposited in the United States mail or if made by personal delivery or facsimile transmission (fax), then upon such delivery.

ARTICLE 25 - REPRESENTATIONS AND WARRANTIES

     It is understood and agreed by Tenant that Landlord and Landlord's agent have made no representations, promises or warranties with respect to the Premises or the making or entry into this Lease except as are expressly set forth in this Lease and that no claim or liability, or cause for termination shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, the breach of any representations, promises or warranties not expressly stated in this Lease. Landlord's duties and warranties are limited to those set forth in the Lease and shall not include any implied duties or warranties, all of which are hereby waived by Tenant. Tenant represents and warrants that Tenant has not dealt with any real estate agent or broker in connection with this Lease other than Landlord's agent.

ARTICLE 26 - HOLDING OVER

     In the event Tenant remains in possession of the Premises after the expiration or termination of this Lease without the execution of a new lease, Tenant shall be deemed to be occupying the Premises as a tenant at will from day to day and shall pay rent equal to 150% of the amount of Rent specified in
Article 4. This Article shall not constitute a waiver of Landlord's right of re-entry or any other right or interest reserved by or granted to Landlord under this Lease.

ARTICLE 27 - MISCELLANEOUS

     27.1 Interest. In the event Tenant fails to pay or reimburse to Landlord any sum of money payable under this Lease, Tenant shall be obligated to pay Landlord, as additional Rent, interest on such sum equal to the lesser of (i) 18% per annum, or (ii) the highest lawful interest rate which may be charged to Tenant under the laws of the state in which the Premises are located from the date upon which such sum becomes due until the date upon which Tenant pays such sum, along with all interest thereon, to Landlord. Landlord shall not be obligated to pay interest on any security or other deposit, prepaid rental or on any percentage rent or any other sum held by Landlord subject to later adjustment.

     27.2 Time is of the Essence. The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence of this agreement.

     27.3 No Partnership. Nothing herein shall be construed so as to constitute a joint venture or partnership between Landlord and Tenant, it being agreed that the percentage basis for payment of Rent hereunder is only for determining the amount of Rent to be paid.

     27.4 Waiver or Consent. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

     27.5 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

     27.6 Effect of Governmental Limitation on Rents and Other Charges. In the event that any law, decision, rule or regulation of any governmental body having jurisdiction shall have the effect of limiting for any period of time the amount of Rent or other charges payable by Tenant to any amount less than that otherwise provided pursuant to this Lease, the following amounts shall nevertheless be payable by Tenant: (i) throughout such period of limitation, Tenant shall remain liable for the maximum amount of Rent and other charges which are legally payable (without regard to any limitation to the amount thereof expressed in this Lease except that all amounts payable by reason of this paragraph (f) shall not in the aggregate exceed the total of all amounts which would otherwise be payable by Tenant pursuant to the terms of this Lease for the period of limitation), (ii) at the termination of such period of limitation, Tenant shall pay to Landlord on demand, but only to the extent legally collectible by Landlord, any amounts which would have been due from Tenant during the period of limitation but which were not paid because of such limiting law, decision, rule or regulation, and (iii) for the remaining term of this Lease following the period of limitation, Tenant shall pay to Landlord all amounts due for such portion of the term of this Lease in accordance with the terms hereof calculated as though there had been no intervening period of limitation.

     27.7 No Personal Liability of Landlord. Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgment from Landlord by reason of a default in the performance of Landlord's obligations under this Lease and that in no event shall Landlord or any partner of Landlord be personally liable for any such judgment. The provisions contained in this paragraph shall not limit any right Tenant may otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any other action not involving the personal liability of Landlord to respond in monetary damages from assets other than Landlord's interest in the Project.

     27.8 Other Leases and Tenants. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Project. Notwithstanding anything in this Lease to the contrary, Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall during the term of this Lease occupy any space or any particular space in the Project, nor does Landlord represent or warrant that any particular space will be used for any particular purpose during the term of this Lease.

     27.9 Memorandum of Lease. This Lease shall not be recorded. However, Landlord and Tenant shall, upon the request of either, execute and deliver a Memorandum of Lease setting forth the Commencement Date, term of this Lease, description of the Premises and other terms and provisions reasonably requested by either Landlord or Tenant (provided that, in no event shall such instrument set forth the amount of the Rent or other charges payable under this Lease).

     27.10 Quiet Enjoyment. Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed on the part of Tenant, Tenant shall, subject to the terms of this Lease, at all times during the continuance of this Lease have the peaceable and quiet enjoyment and possession of the Premises, subject to the terms and provisions hereof.

     27.11 Entire Agreement and Amendments. This Lease and the Exhibits attached hereto contain the entire agreement between the parties and the representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged herein and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this document. No agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

     27.12 Interpretation.The necessary grammatical changes required to make the provisions of this Lease apply to the plural sense where there is more than one tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the state in which the Premises are located shall govern the validity, performance and enforcement of this Lease. The submission of this Lease for examination does not constitute an offer to lease, or a reservation of or option for, the Premises, and this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant. The captions used herein are for convenience only and do not define, limit, describe or construe the terms of this Lease.

     27.13 Severability. No provision of this Lease shall be construed or interpreted in any manner which would render such provision invalid. If any provision of this Lease is held to be invalid, such invalid provision shall be deemed to be severable from and shall not affect the validity of the remainder of this Lease.

     27.14 Acknowledgments of Lease. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to the Landlord a statement in recordable form setting forth the Commencement Date and certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified) and further stating the date to which Rent and other charges payable under this Lease have been paid.

     27.15 Terms Binding. All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, and shall apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     27.16 Relocation. In the event Landlord determines to utilize the Premises for other purposes during the Lease Term, Tenant agrees to relocate to other space owned by Landlord and located within the Center, provided such other space is of equal or larger size with equal or better visibility than the Premises. Landlord shall give Tenant 120 days written notice of any such relocation. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant-furnished and Landlord-furnished improvements, together with the costs of reprinting a reasonable supply of stationery and announcements depicting Tenant's new address. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location of the Premises as set forth in Article 1 hereof.

     27.17 Confidentiality. Tenant agrees that from and after the date hereof and during the term of this Lease, Tenant shall not disclose any of the terms, covenants, conditions or agreements set forth in this Lease or any amendments hereto, nor shall it provide this Lease, any amendments hereto or any copies of either of the same to any person not employed by Tenant on a permanent basis including, but not limited to, any other tenants in the Project or any agents or employees of such tenants. Tenant hereby acknowledges that the disclosure of any of the terms, covenants, conditions and agreements set forth in this Lease, or in any amendments hereto, to any third party would cause material damage to Landlord, and Tenant agrees to indemnify, save and hold Landlord harmless from any and all damages suffered by Landlord attributable to any such disclosure by Tenant in violation of the terms of this provision.

     27.18 Applicable Law; Consent to Jurisdiction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located and the laws of the United States applicable to transactions in the state in which the Premises are located. Tenant hereby irrevocably agrees that any legal action or proceeding against it with respect to this Lease may be maintained in the courts of the county in which the Premises are located or in the U.S. District Court for the Federal District in which the Premises are located, and Tenant hereby consents to the jurisdiction and venue of such courts.

     27.19 Waiver of Jury Trial. Tenant hereby agrees not to elect a trial by jury of any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to this lease. This waiver of right to trial by jury is given knowingly and voluntarily by Tenant, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Landlord is hereby authorized to file a copy of this paragraph in any proceeding as conclusive evidence of this waiver by Tenant.

ARTICLE 28 - GUARANTY, JOINT AND SEVERAL LIABILITY

     If the obligations of Tenant hereunder are guaranteed by a guarantor, such obligations shall be the joint and several obligations of Tenant and the guarantor, and Landlord need not first proceed against Tenant before proceeding against the guarantor, nor shall the guarantor be released from its guaranty for any reason whatsoever, including, without limitation, the additions of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

ARTICLE 29 - SPECIAL PROVISIONS

     29.1 Renewal Option. This Lease Agreement shall be subject to renewal in accordance with Exhibit "F" attached hereto and incorporated herein; provided, however, that no renewal shall be effective or enforceable unless Exhibit "F" is fully completed and initialed by both Landlord and Tenant. Landlord and Tenant agree that the requirements to the effectiveness and enforceability of Exhibit "F" must be strictly complied with including, without limitation, the time deadlines set forth therein.

     29.2  Exhibits.   See  Exhibit(s)  "A"  through  "G"  attached  hereto  for
additional  terms  and  provisions  which  are  hereby  fully   incorporated  by
reference.

     29.3 No Implied Duties or Warranties. Landlord's duties and warranties are limited to those set forth in this Lease and shall not include any implied duties or warranties, all of which are hereby disclaimed by Landlord and waived by Tenant.

     29.4 Security Agreement. As security for the obligations of Tenant under this Lease, Tenant has, concurrently herewith, executed and delivered a certain Security Agreement (the "Security Agreement ") to and for the benefit of Landlord, pursuant to the terms of which, among other things, Tenant has pledged to Landlord three certain certificates of deposit in the face amount of $20,000 each, aggregating $60,000, which certificates of deposit are registered in the name of Landlord. Provided that Tenant is not in default hereunder at the time, Landlord shall release one certificate of deposit in the amount of $20,000 on each of the anniversary dates hereof commencing in the year 1997 and continuing through the years 1998 and 1999, at which time the Security Agreement shall terminate and be of no further force or effect. In the event that Tenant shall at any time default under the terms of this Lease and such default shall continue beyond any applicable notice or grace period, Landlord shall have the right, in its sole discretion, to exercise all rights and remedies under the Security Agreement, including, without limitation, redeeming one or more of the certificates of deposit and applying the proceeds thereof to any damages suffered by Landlord hereunder as a result of such default.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease on the day and year first above written




                                    LANDLORD:

                                   THE MUTUAL LIFE INSURANCE COMPANY
                                   OF NEW YORK,
                                   a New York corporation

                                   by:  /s/ Dan Schmidt
                                        ------------------
                                   Name: Dan Schmidt


                                   Title:         Vice President,

                                              ARES Realty Capital, Inc.
                                              Authorized Signatory

                                   TENANT:

                                   ZEKE'S GRILL, INC., a Texas corporation

                                   By: /s/ Mike Sakuta
                                       ---------------
                                   Name: Mike Sakuta
                                   Title: President

                                   EXHIBIT "B"

                            LANDLORD'S ARCHITECTURAL
                              AND CONSTRUCTION WORK

     (a) Landlord's Work. Landlord's obligation to repair, alter, improve or perform any work in or to the Premises prior to delivery thereof to Tenant shall be limited to the work (herein called "Landlord's Work"), if any, set forth in
Schedule 1, attached hereto and made a part hereof for all purposes. If Landlord is obligated to perform any such work in or to the Premises under the terms of
Schedule 1, Landlord agrees to perform the same substantially as described in or required under Schedule 1, subject, however, to all of the limitations and terms of Schedule 1. Landlord shall notify Tenant 15 days in advance of the date on which Tenant will be permitted access to the Premises to commence performance of the work (herein called "Tenant's Work") to be performed by Tenant under the terms of Exhibit "C". The Premises shall be deemed to be "ready for occupancy" by Tenant on the date that Landlord's Work is substantially completed (excluding finishing work which will not interfere with Tenant's possession and use of the Premises). In the event of any dispute concerning whether the Premises have been made ready for occupancy, the certificate of Landlord's architect with respect to the Premises shall be binding and conclusive upon Tenant and Landlord in the absence of bad faith or collusion on the part of or between the Landlord and/or its architect. At such time as the Premises have been made "ready for occupancy", Tenant agrees to accept possession of the Premises and commence Tenant's Work forthwith and carry it to completion. Tenant's taking of possession of the Premises shall be conclusive evidence that Landlord has performed Landlord's Work and Tenant has accepted the Premises in good order and satisfactory condition.

     (b) Completion of Tenant's Work. Tenant shall be allowed the number of days specified in Section 1.5 for the completion of Tenant's Work from the date specified in the notice from Landlord. After the date on which possession of the Premises is tendered to Tenant and prior to the Commencement Date, Tenant shall be permitted to install fixtures and perform other work in and upon the Premises, provided that (i) such activities of Tenant do not interfere with the completion of Landlord's Work or other construction work being undertaken in other portions of the Project (including, but not limited to, work being undertaken by Landlord) and (ii) Tenant complies and causes its contractors and subcontractors to comply with all work rules promulgated by Landlord, Landlord's architect and Landlord's general contractor with respect to work undertaken in the Project. Subject to the foregoing, at such time as the Premises are made ready for occupancy and tendered to Tenant, Tenant shall, at its own cost and expense, perform all of Tenant's Work and, without limiting the foregoing, equip the Premises with all trade fixtures and other personal property necessary or proper for the operation of Tenant's business therein and shall, subject to the provisions of this Lease, open for business as soon thereafter as possible.

     (c) Commencement Date. Unless a date is specified in Article 1 as the Commencement Date, the Commencement Date shall be on the day next following the last day allowed to Tenant for the completion of Tenant's Work or on the day Tenant opens the Premises for business, whichever shall first occur.

          (d) Delivery of Premises. Tenant shall have no right to enter or occupy the Premises until the same are tendered by Landlord. Landlord shall not be liable for any damages to or losses of Tenant caused by or arising out of any delay in completion of Landlord's Work or tendering the Premises to Tenant nor shall this Lease be affected, except that, in the event Landlord's Work has not been completed (and such delay is not caused by the actions of Tenant) within 12 months from the Scheduled Completion Date set forth in Schedule 1 (if any), Tenant shall have the right to terminate this Lease by sending written notice to Landlord within 30 days after the expiration of such period, in which event neither Landlord nor Tenant shall have any further liability or obligation to the other except that any Prepaid Rent and Security Deposit shall be returned to Tenant.

                                   SCHEDULE 1
                                 to Exhibit "B"

 Tenant agrees to take space "AS IS" with the following exceptions:

 1.      Landlord will guarantee the HVAC System for one year.

 EXHIBIT "C"


 TENANT'S ARCHITECTURAL AND CONSTRUCTION WORK

 GENERAL

     Tenant shall secure Landlord's written approval of all designs, plans, specifications and contracts for work to be performed by Tenant before beginning Tenant's Work, and shall secure all necessary licenses and permits to be used in performing Tenant's Work. Tenant's Work shall be subject to Landlord's approval and acceptance, which shall be a condition to any payment or reimbursement hereinafter provided. Landlord will pay Tenant $18.00 per ground floor square foot of the Premises, upon completion of Tenant's Work to Landlord's satisfaction and Tenant's commencement of business in the Premises.

B.   DESCRIPTION OF TENANT'S WORK

     1.   Signs: Tenant shall pay for all signs and the installation thereof.

     2. Utilities: All meters or other measuring devices in connection with utility services shall be provided by Tenant. All service deposits shall be made at Tenant's expense.

     3.   Interior Work:

          Tenant's Work shall include, but shall not be limited to, the purchase and/or installation and/or performance of the following:

     a.   Electrical fixtures.

     b.   Interior  partitions  including  finishing,   electrical  wiring,  and
          connections within the Premises other than as provided in Schedule 1 to Exhibit "B".

     c.   Light covers and special hung or furred ceilings.

     d.   Interior painting.

     e.   Store fixtures and furnishings.

     f.   Display window enclosures.

     g.   Plumbing fixtures within the Premises.

     h.   Insulation.

     i. Heating, air conditioning and ventilating equipment, including electrical and gas hookup, duct work and roof penetrations. All heating, air conditioning and ventilating equipment to be installed in the Premises must be approved in writing by Landlord and shall be installed and activated by an engineering firm acceptable to Landlord in its sole discretion.

     j.   Floor covering.

     4. All work undertaken by Tenant shall be at Tenant's sole cost and expense, and shall not damage the Building or any part thereof. Any roof penetration shall be performed by Landlord's bonded roofer and shall be effected only after Landlord has given consent, which consent shall in part be conditioned upon Tenant's plans to include redwood runners, or similar material acceptable to Landlord, in order to spread the weight of the equipment being installed.

     5. Tenant shall erect (or provide) and maintain temporary barriers for the purpose of blocking access to the Premises by all persons not authorized by Tenant to enter the Premises at all times during which Tenant is performing Tenant's Work. Tenant hereby agrees to indemnify and to hold Landlord harmless from all costs, damages, expenses and liabilities (including all attorneys' fees and court costs) incurred by Landlord as a result of injury to persons or damage to property caused the failure of Tenant to maintain temporary barriers as provided herein or otherwise connected with Tenant's Work. The size, color, appearance, dimensions, location, configuration and all other characteristics of Tenant's temporary barriers shall be in accordance with design guidelines submitted by Landlord to Tenant.

                                   EXHIBIT "D"

                                  SIGN CRITERIA

     All signs are subject to Landlord's prior written approval. Landlord reserves the right to temporarily remove any signs in the course of performing any repairs or remodeling to the Premises or the Center.

                                   EXHIBIT "E"

                              RULES AND REGULATIONS

     1. No sign, advertisement, display, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside of the Premises or inside, if visible from the outside, or the building of which they form a part, and no symbol, design, mark, or insignia adopted by Landlord for the Project or any portion thereof or the tenants therein shall be used in connection with the conduct of Tenant's business in the Premises or elsewhere without, in each instance, the prior written consent of Landlord. All signs, displays, advertisements and notices of Tenant so approved by Landlord shall be maintained by Tenant in good and attractive condition at Tenant's expense and risk.

     2. No awning or other projections shall be attached to the outside walls of the Premises or the building of which they form a part without, in each instance, the prior written consent of Landlord.

     3. All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purpose by Landlord.

     4. All garbage and refuse shall be kept in the type of container specified by Landlord, and shall be placed outside of the Premises and prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use the same at Tenant's cost, provided such cost shall be competitive to any similar service available to Tenant.

     5. No radio or television or other similar device shall be installed without, in each instance, Landlord's prior written consent. No aerial shall be erected on the roof or exterior walls of the Premises, or on the grounds without, in each instance, the prior written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

     6. No loud speakers, television sets, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

     7. No auction, fire, bankruptcy or selling-out sales shall be conducted on or about the Premises without the prior written consent of Landlord.

     8. Tenant shall keep Tenant's display windows illuminated and the signs and exterior lights lighted each and every day of the Lease Term hereof during the hours designated by Landlord.

     9. Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

     10. Me outside areas immediately adjoining the Premises shall be kept clean by Tenant and Tenant shall not place or permit any obstructions or merchandise in such areas.

     11. Tenant and Tenant's employees shall park their cars only in those portions of the parking area designated for that purpose by Landlord. Tenant shall furnish Landlord the state automobile license numbers assigned to Tenant's car or cars and the cars of Tenant's employees within 5 days after taking possession of the Premises and shall thereafter notify Landlord of any changes within 5 days after such changes occur.

     12. Tenant shall use, at Tenant's cost, such pest extermination contractors as Landlord may direct and at such intervals as Landlord may require, provided the cost thereof is competitive to any similar service available to Tenant.

     13. Tenant shall not make or permit any noise or odor which Landlord deems objectionable to emanate from the Premises.

                                   EXHIBIT "F"

 RENEWAL OPTION

     Tenant is granted the option(s) to extend the term of this Lease for one* consecutive extended term(s) of five (5) year(s) each, provided (a) Tenant is not in default at the time of exercise of the respective option, and (b) Tenant gives written notice of its exercise of the respective option at least 180 days prior to the expiration of the original term or the expiration of the then existing term. Each extension term shall be upon the same terms, conditions and rentals, except (i) Tenant shall have no further right of renewal after the last extension term prescribed above, and (ii) the Base Rent will be increased to equal whatever Base Rent (plus whatever periodic adjustments) Landlord is then charging for new leases of comparable space in the Center for a comparable term (as confirmed by written statement to Tenant by the manager of the Center), or if no comparable space exists in the Center, then whatever is then being charged for new leases of reasonably comparable space in reasonably comparable shopping centers within the same general geographical area as the Center for tenants with the same credit evaluation as Tenant; however, in no event will the adjusted Base Rent be lower than the Base Rent for the immediately preceding period.

*[if the number "one" (or 1") is inserted, specifying only one extension term, then all references in this exhibit which indicate the possibility of more than one extension term shall be deemed to be modified to specify only one extension term.]

     This Guaranty shall be binding upon the undersigned and the successors, heirs, executors and administrators of the undersigned, and shall inure to the benefit of Landlord and Landlord's successors and assigns.

     Provided that neither Tenant nor Guarantor is in default under the Lease or hereunder at the time, this Guaranty shall terminate upon the expiration of 36 months after the Commencement Date under the Lease.

     EXECUTED the 14 day of November, 1996, to be effective as of the date of the Lease.


                                         GUARANTOR(S):

                                         DEEP ELLUM CAFE I, INC.
                                         By:   /s/ Mike Sakuta
                                               ----------------
                                         Name: Mike Sakuta, President

                                         2706 Elm Street. Dallas, TX 75275
                                         Address (printed or typed)



-----------------------------------
 WITNESS or ATTEST

 REDAL:84843.1 17776-22222

                            FIRST AMENDMENT TO LEASE

This First Amendment to Lease is made this 21st day of July, 1997, by and between The Mutual Life Insurance Company of New York (hereinafter called
"Landlord"), and Zeke's Grill Inc., (hereinafter called "Tenant"), for the premises located at 5290 Belt Line Road, Suite 150, Addison, Texas in Dallas County.

     WHEREAS, on December 31, 1996, Tenant and Landlord entered into a lease (the "Lease") respecting certain premises to be located in a project known as Prestonwood Place Shopping Center.

 WHEREAS, Tenant and Landlord desire to amend said Lease;

     NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

     1. Commencement Date: The commencement date shall be amended to May 1, 1997.

     2. Tenant's Trade Name: The Tenant's Trade Name shall be amended from Deep Ellum Cafe to Doolittle's.

Except as amended herein in all other respects, the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.



                                         LANDLORD:

                                         THE MUTUAL LIFE INSURANCE COMPANY
                                         OF NEW YORK

                                         By:  /s/ illegible
                                             -------------------
                                                  Signature

                                         Title:  Director, Asset Management



                                         TENANT:
                                         Zeke's Grill Inc.,

                                         By:  /s/  Mike Sakuta
                                              ----------------
                                                     Signature

                                         Title:  President